                                                                     EXHIBIT 2.1



                               AGREEMENT AND PLAN

                                   OF MERGER

                                  DATED AS OF

                                 APRIL 23, 1996

                                     AMONG

                              HOLLYWOOD PARK, INC.

                              HP ACQUISITION, INC.

                                      AND

                                 BOOMTOWN, INC.

                               TABLE OF CONTENTS
                               -----------------

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ARTICLE I    THE MERGER....................................................   1
       Section 1.1      The Merger.........................................   1
       Section 1.2      Effective Date of the Merger.......................   1

ARTICLE II   THE SURVIVING CORPORATION.....................................   2

       Section 2.1      Certificate of Incorporation.......................   2
       Section 2.2      By-Laws............................................   2
       Section 2.3      Board of Directors; Officers.......................   2
       Section 2.4      Effects of Merger..................................   2

ARTICLE III  CONVERSION OF SHARES..........................................   2
       Section 3.1      Exchange Ratio.....................................   2
       Section 3.2      Exchange of Certificates...........................   3
       Section 3.3      Dividends; Transfer Taxes..........................   4
       Section 3.4      No Fractional Shares...............................   5
       Section 3.5      Board of Directors; Executive Committee............   5
       Section 3.6      Stockholders' Meetings.............................   7
       Section 3.7      Closing of the Company's Transfer Books............   9
       Section 3.8      Assistance in Consummation of the Merger...........   9
       Section 3.9      Closing............................................   9

ARTICLE IV   REPRESENTATIONS AND WARRANTIES OF PARENT......................   9
       Section 4.1      Organization and Qualification.....................  10
       Section 4.2      Subsidiaries.......................................  10


                                      -i-
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       Section 4.3      Capitalization.....................................  11
       Section 4.4      Compliance with Charter Documents..................  12
       Section 4.5      Authority Relative to this Merger Agreement........  12
       Section 4.6      Reports and Financial Statements...................  13
       Section 4.7      Absence of Certain Changes or Events...............  14
       Section 4.8      Litigation.........................................  15
       Section 4.9      Information in Disclosure Documents,
                        Registration Statements, Etc.......................  15
       Section 4.10     Employee Benefit Plans and Other Employment
                        Matters............................................  16
       Section 4.11     ERISA..............................................  17
       Section 4.12     Takeover Provisions Inapplicable...................  18
       Section 4.13     Parent Action......................................  18
       Section 4.14     Fairness Opinion...................................  18
       Section 4.15     Financial Advisor, No Brokers or Finders...........  18
       Section 4.16     No Excess Parachute Payments.......................  18
       Section 4.17     Compliance with Applicable Laws....................  19
       Section 4.18     Liabilities........................................  20
       Section 4.19     Taxes..............................................  20
       Section 4.20     Certain Agreements.................................  21
       Section 4.21     Insurance..........................................  22
       Section 4.22     Intellectual Property..............................  22
       Section 4.23     Environmental Laws.................................  23

                                     -ii-
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       Section 4.24     Real Property......................................  24
       Section 4.25     Title to Personal Property; Liens..................  27
       Section 4.26     Labor Relations....................................  27
       Section 4.27     Parent Disclosure Schedule.........................  28
       Section 4.28     No Material Adverse Effect.........................  28
       Section 4.29     Woodlands Investment...............................  28
       Section 4.30     No Ownership of Company Common Stock by
                        Parent Interested Stockholders.....................  28

ARTICLE V  REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................  28
       Section 5.1      Organization and Qualification.....................  28
       Section 5.2      Subsidiaries.......................................  29
       Section 5.3      Capitalization.....................................  29
       Section 5.4      Compliance with Charter Documents..................  30
       Section 5.5      Authority Relative to this Merger Agreement........  31
       Section 5.6      Reports and Financial Statements...................  32
       Section 5.7      Absence of Certain Changes or Events...............  32
       Section 5.8      Litigation.........................................  33
       Section 5.9      Information in Disclosure Documents................  34
       Section 5.10     Employee Benefit Plans and Other Employment
                        Matters............................................  34
       Section 5.11     ERISA..............................................  35
       Section 5.12     Takeover Provisions Inapplicable...................  36
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                                     -iii-
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       Section 5.13     Company Action.....................................  36
       Section 5.14     Fairness Opinion...................................  37
       Section 5.15     Financial Advisor; No Brokers or Finders...........  37
       Section 5.16     No Excess Parachute Payments.......................  37
       Section 5.17     Compliance with Applicable Laws....................  37
       Section 5.18     Liabilities........................................  39
       Section 5.19     Taxes..............................................  39
       Section 5.20     Certain Agreements.................................  40
       Section 5.21     Insurance..........................................  40
       Section 5.22     Intellectual Property..............................  41
       Section 5.23     Environmental Laws.................................  41
       Section 5.24     Real Property......................................  42
       Section 5.25     Title to Assets; Liens.............................  45
       Section 5.26     Labor Relations....................................  45
       Section 5.27     Company Disclosure Schedule........................  45
       Section 5.28     No Material Adverse Effect.........................  46
       Section 5.29     No Ownership of Parent Common Stock by Company
                        Interested Stockholders............................  46

ARTICLE VI   REPRESENTATIONS AND WARRANTIES REGARDING SUB
       Section 6.1      Organization.......................................  46
       Section 6.2      Capitalization.....................................  46
       Section 6.3      Authority Relative to this Merger Agreement........  46

ARTICLE VII  CONDUCT OF BUSINESS PENDING THE MERGER........................  47
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                                     -iv-
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       Section 7.1      Conduct of Business by Parent and the Company
                        Pending the Merger.................................  47
       Section 7.2      Conduct of Business of Sub.........................  52
       Section 7.3      Notice of Breach...................................  52

ARTICLE VIII  ADDITIONAL AGREEMENTS........................................  52
       Section 8.1      Access and Information.............................  52
       Section 8.2      Registration Statement/Proxy Statement.............  53
       Section 8.3      Regulatory Approvals...............................  53
       Section 8.4      Affiliates; Voting Agreements......................  55
       Section 8.5      NASDAQ/NMS Listing.................................  55
       Section 8.6      Employee Arrangements..............................  55
       Section 8.7      Indemnification....................................  57
       Section 8.8      HSR Act............................................  58
       Section 8.9      Additional Agreements..............................  59
       Section 8.10     No Solicitation....................................  59
       Section 8.11     Takeover Provisions Inapplicable...................  61
       Section 8.12     Exception to Standstill Covenant...................  61
       Section 8.13     Reservation of Shares; Agreement to Issue
                        Parent Common Stock................................  62

 ARTICLE IX   CONDITIONS PRECEDENT.........................................  62
       Section 9.1      Conditions to Each Party's Obligation to
                        Effect the Merger..................................  62
       Section 9.2      Conditions to Obligation of the Company to
                        Effect the Merger..................................  63
       Section 9.3      Conditions to Obligations of Parent and Sub
                        to Effect the Merger...............................  65


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ARTICLE X    TERMINATION, AMENDMENT AND WAIVER.............................  66
       Section 10.1     Termination........................................  66
       Section 10.2     Effect of Termination..............................  68
       Section 10.3     Amendment..........................................  68
       Section 10.4     Waiver.............................................  68
       Section 10.5     Fees and Expenses..................................  69

ARTICLE XI   GENERAL PROVISIONS............................................  71
       Section 11.1     Non-Survival of Representations, Warranties
                        and Agreements.....................................  71
       Section 11.2     Notices............................................  71
       Section 11.3     Publicity..........................................  72
       Section 11.4     Specific Performance...............................  73
       Section 11.5     Interpretation.....................................  73
       Section 11.6     Miscellaneous......................................  73
       Section 11.7     Governing Law......................................  73
       Section 11.8     Parties in Interest................................  73
       Section 11.9     No Control of the Company By Parent Under
                        Company Gaming Laws................................  74
       Section 11.10    Approval of the Company or Parent..................  74
       Section 11.11    Severability.......................................  74

                          AGREEMENT AND PLAN OF MERGER


          THIS AGREEMENT AND PLAN OF MERGER (the "Merger Agreement"), dated as
                                                  ----------------
of April 23, 1996, by and among HOLLYWOOD PARK, INC., a Delaware corporation

("Parent"), HP ACQUISITION, INC., a Delaware corporation and a wholly owned
- --------
subsidiary of Parent ("Sub"), and BOOMTOWN, INC., a Delaware corporation (the
                       ---
"Company"):
- --------

                              W I T N E S S E T H:
                              --------------------

          WHEREAS, the respective Boards of Directors of Parent, Sub and the Company have each determined that it is advisable and in the best interests of their respective stockholders for Parent and the Company to enter into a strategic combination upon the terms and subject to the conditions set forth herein;

          WHEREAS, in furtherance of such combination, the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub with and into the Company (the "Merger"), upon the terms and subject to the
                                ------
conditions set forth herein; and

          WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");
                                                    ----

          NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties and agreements contained herein the parties hereto agree as follows:


                                   ARTICLE I

                                   THE MERGER

          Section 1.1  The Merger.  Upon the terms and subject to the conditions
                       ----------
hereof, on the Effective Date (as defined in Section 1.2), Sub shall be merged into the Company and the separate existence of Sub shall thereupon cease, and the name of the Company, as the surviving corporation in the Merger (the "Surviving Corporation"), shall in the Merger remain "Boomtown, Inc."
- ----------------------

          Section 1.2  Effective Date of the Merger.  The Merger shall become
                       ----------------------------
effective when a properly executed Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, which filing shall be made as soon as practicable after the closing of the transactions contemplated by this Merger Agreement in accordance with Section 3.9. When used in this Merger Agreement, the term "Effective Date" shall mean the date and time at which such Certificate
          --------------
is so filed or at such time thereafter as is provided in such Certificate.

                                  ARTICLE II

                           THE SURVIVING CORPORATION

          Section 2.1  Certificate of Incorporation.  The Amended and Restated
                       ----------------------------
Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as set forth on Exhibit 2.1, and thereafter may be amended
                                     -----------
in accordance with its terms and as provided by law and this Agreement including without limitation Section 8.7(b) below.

          Section 2.2  By-Laws.  The By-laws of Sub as in effect on the
                       -------
Effective Date shall be the By-laws of the Surviving Corporation and shall contain the provisions required by Section 8.7(b) below.

          Section 2.3  Board of Directors; Officers.  As of the Effective Date,
                       ----------------------------
the Surviving Corporation shall have no more than three directors. Such directors shall be selected by the Company from among persons who are members of the Board of Directors of the Company prior to the Effective Date (provided that at least two of such directors shall be Timothy J. Parrott and Robert F. List), and such directors shall, in each case, serve until their respective successors are duly elected and qualified. As of the Effective Date, the officers of the Company immediately prior to the Effective Date shall be the officers of the Surviving Corporation, in each case until their respective successors are duly elected and qualified.

          Section 2.4  Effects of Merger.  The Merger shall have the effects set
                       -----------------
forth in the Delaware General Corporation Law (the "DGCL").
                                                    ----


                                  ARTICLE III

                              CONVERSION OF SHARES

          Section 3.1  Exchange Ratio.  As of the Effective Date, by virtue of
                       --------------
the Merger and without any action on the part of any holder of any common stock, $0.01 par value, of the Company ("Company Common Stock"):
                                  --------------------

          (a) All shares of Company Common Stock which are held by the Company or any subsidiary of the Company, and any shares of Company Common Stock owned by Parent, Sub or any other subsidiary of Parent, shall be cancelled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered in exchange therefor.

          (b) Subject to Section 3.4, each remaining issued and outstanding share of Company Common Stock shall be converted into the right to receive 0.625 (the "Exchange Ratio") of a fully paid and nonassessable share of the voting
      --------------
common stock,

$.10 par value, of Parent ("Parent Common Stock").  All such shares of Company
                            -------------------
Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock to be issued in consideration therefor upon surrender of such certificate in accordance with Section 3.2, without interest.

          (c) In the event of any stock dividend, stock split, reclassification, recapitalization, combination or exchange of shares with respect to, or rights issued in respect of, Parent Common Stock or Company Common Stock after the date hereof, the Exchange Ratio shall be adjusted accordingly; provided, however,
                                                          --------  -------
that any such changes shall be subject to compliance with Section 7.1.

          (d) Each issued and outstanding share of capital stock of Sub shall be converted into and become 9,500 fully paid and nonassessable shares of Common Stock, $.01 par value, of the Surviving Corporation. Each stock certificate of Sub evidencing ownership of any such shares shall continue to evidence ownership of such converted shares of Common Stock of the Surviving Corporation.

          Section 3.2  Exchange of Certificates.
                       ------------------------

          (a) Prior to the Closing, Parent shall select its transfer agent or such other person or persons reasonably satisfactory to the Company to act as Exchange Agent for the Merger (the "Exchange Agent"). As soon as reasonably
                                    --------------
practicable after the Effective Date, Parent shall make available, and each holder of Company Common Stock will be entitled to receive, upon surrender to the Exchange Agent of one or more certificates ("Certificates") representing
                                                 ------------
such stock for cancellation, certificates representing the number of shares of Parent Common Stock into which such shares are converted in the Merger and cash in consideration of fractional shares as provided in Section 3.4.

          (b) As soon as reasonably practicable after the Effective Date, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 3.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Parent Common Stock and the cash in lieu of fractional shares, if any, into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Merger Agreement. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such properly completed letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, as applicable,
(i) a certificate representing that number of whole shares of Parent Common Stock, if any, to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article III hereof and (ii) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of Section 3.4 and the Certificate of Merger, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares, if any, payable to holders of Certificates.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such amount as Parent may determine is reasonably necessary as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Common Stock and/or cash in lieu of fractional shares deliverable in respect thereof pursuant to this Merger Agreement.

          Section 3.3  Dividends; Transfer Taxes.  No dividends or other
                       -------------------------
distributions with a record date after the Effective Date that are declared or made on Parent Common Stock will be paid to persons entitled to receive certificates representing Parent Common Stock pursuant to this Merger Agreement until such persons surrender their Certificates representing Company Common Stock. Upon such surrender, there shall be paid to the person in whose name the certificates representing such Parent Common Stock shall be issued any dividends or other distributions which shall have become payable with respect to such Parent Common Stock in respect of a record date after the Effective Date. In no event shall the person entitled to receive such dividends be entitled to receive interest on such dividends. In the event that any certificates for any shares of Parent Common Stock are to be issued in a name other than that in which the Certificates representing shares of Company Common Stock surrendered in exchange therefor are registered, it shall be a condition of such exchange that the person requesting such exchange shall pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of certificates for such shares of Parent Common Stock in a name other than that of the registered holder of the Certificate surrendered, or shall establish to the satisfaction of the

Exchange Agent that such tax has been paid or is not applicable.
Notwithstanding the foregoing, neither the Exchange Agent nor any party hereto shall be liable to a holder of shares of Company Common Stock for any shares of Parent Common Stock (or dividends or distributions with respect thereto) or any cash in lieu of fractional shares delivered to a public official pursuant to any applicable abandoned property, escheat or similar laws.

          Section 3.4  No Fractional Shares.  (a)  No certificates or scrip
                       --------------------
representing less than one share of Parent Common Stock shall be issued upon the surrender for exchange of Certificates representing Company Common Stock pursuant to Section 3.1(b). In lieu of any such fractional share, each holder of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to Section 3.1(b) shall be paid upon such surrender cash (without interest) in an amount equal to the per share market value of Parent Common Stock determined by multiplying (i) the average of the closing prices of a share of Parent Common Stock as quoted on the NASDAQ National Market System ("NMS")
                                                                        ---
for the last five (5) full trading days prior to the Effective Date by (ii) the fraction of a share of Parent Common Stock to which such holder would otherwise be entitled. The fractional share interests of each stockholder of the Company shall be aggregated, so that no Company stockholder shall receive cash in an amount equal to or greater than the value of one full share of Parent Common Stock.

          (b) Any shares of Parent Common Stock made available to the Exchange Agent and any portion of cash in lieu of fractional shares which remain unclaimed by the stockholders of the Company for twelve months after the Effective Date shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article III shall thereafter only look to Parent for payment of the shares of Parent Common Stock or their claim for any cash in lieu of fractional shares of Parent Common Stock deliverable in respect of their shares of Company Common Stock.

          Section 3.5  Board of Directors; Executive Committee. (a) At the
                       ---------------------------------------
Effective Date, the total number of persons serving on the Board of Directors of Parent shall be 11 (unless otherwise agreed in writing by the parties hereto prior to the Effective Date), seven of whom shall be Parent Directors and four of whom shall be Company Directors (as such terms are defined below); provided
                                                                      --------
that, the number of persons serving on the Parent Board of Directors may be increased prior to the Effective Date without the consent of the parties if the increase is divisible by three and one Company Director is added for every two Parent Directors added. The persons to serve on the Board of Directors of Parent at the Effective

Date who are "Parent Directors" shall be selected solely by and at the absolute
              ----------------
discretion of the Board of Directors of Parent from among persons who are members of the Board of Directors of Parent prior to the Effective Date, and the persons to serve on the Board of Directors of Parent at the Effective Date who are "Company Directors" shall be selected solely by and at the absolute
     -----------------
discretion of the Board of Directors of the Company prior to the Effective Date from among persons who are members of the Board of Directors of the Company prior to the Effective Date. Each of Parent and the Company shall, if it is necessary to obtain any regulatory approval under any Company Gaming Laws (as defined herein) or Parent Gaming Laws (as defined herein) in order to consummate the transactions contemplated under this Merger Agreement, replace any persons selected by such party to be a Parent Director or a Company Director or a director of any subsidiary of Parent with a substitute nominee who is licensable under all applicable gaming laws. Parent agrees that for a period of three years from the Effective Date the number of members of the Parent Board of Directors shall not be greater than 11 members (plus up to two representatives of the holders of Parent's $70 Convertible Preferred Stock to the extent they exercise their right to elect up to two additional directors to the Parent Board of Directors ("Preferred Directors")) unless otherwise agreed to by a majority
               -------------------
of the Company Directors then on the Parent Board of Directors (provided that
                                                                --------
such approval of the Company Directors shall not be required in the case of an increase, which is divisible by three, in the number of persons serving on the Parent Board of Directors where one Company Director (selected by a majority of the Company Directors then on the Parent Board of Directors) is added for every two Parent Directors added). Any Preferred Director shall not be considered to be either a Company Director or a Parent Director. Parent shall cause the Board of Directors of Parent and any nominating committee thereof to take such steps as are necessary to nominate the initial Company Directors (or their replacement, which replacement shall be selected by a majority of the Company Directors) for re-election at the first three annual stockholders meetings following the Effective Date.

          (b) Upon the Effective Date and for a period of three years thereafter, the Executive Committee of Parent's Board of Directors (the "Executive Committee") will consist of six members, comprised of four Parent
- --------------------
representatives (the "Parent Members") and two Company representatives (the
                      --------------
"Company Members"); provided that if one of the initial Parent Members ceases to
- ----------------
be a member of the Executive Committee for any or no reason, the Executive Committee will consist of five members, comprised of three Parent Members and two Company Members. The Executive Committee will have the full powers provided by the DGCL. The number of members of the Executive Committee shall not be greater than six members (or five members if one of the Parent Members ceases to be a member of the Executive

Committee) at any time during such three year period without the consent of the majority of the Company Members. The initial Company Members will be Timothy J. Parrott and Richard J. Goeglein. If either Messrs. Parrott or Goeglein shall be unavailable to serve, any replacement Company Members shall be selected by a majority of the Company Directors then on the Parent Board of Directors. The initial Parent Members shall be R.D. Hubbard and three other Parent Directors selected by a majority of the Parent Directors then on the Parent Board of Directors. Subject to the proviso set forth in the first sentence of this
Section 3.5(b), if either Mr. Hubbard or one or more of such other Parent Members shall be unavailable to serve, any replacement Parent Member shall be selected by a majority of the Parent Directors then on the Parent Board of Directors. Notice of meetings of the Executive Committee shall state the place, date and hour of the meeting and shall be given to each member of the Executive Committee personally, by mail, courier, telephone, telecopy or telegram on not less than twenty-four (24) hours' notice. Members of the Executive Committee may participate in such meetings by means of conference telephone. Meetings of the Executive Committee may be held without notice if all the members thereof are present or if all those not present waive such notice in writing whether before or after the meeting.

          (c) Effective as of the Effective Date, the By-laws of Parent shall be amended in the form attached as Exhibit 3.5 (the "Bylaw Amendment") to reflect
                                -----------       ---------------
the provisions set forth in Sections 3.5(a) and (b) above (including the composition and size of the Parent Board of Directors, the composition and size of the Executive Committee and the charter of the Executive Committee). Such Bylaw Amendment shall further provide that it may not be amended for a period of three years from the Effective Date without the approval of a majority of the Company Directors then on the Parent Board of Directors.

          (d) Effective as of the Effective Date, Parent will establish an Office of the Chairman comprised of Parent's Chief Executive Officer, Parent's President of Sports & Entertainment and the Chief Executive Officer of the Company. The Office of the Chairman shall provide advice to the Chief Executive Officer of Parent on such matters as he may request and undertake such other responsibilities as he may delegate to the Office of the Chairman from time to time.

          Section 3.6  Stockholders' Meetings.
                       ----------------------

          (a) The Company shall take all action necessary, in accordance with applicable law and its Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, to convene a meeting of the holders of Company Common Stock (the "Company Meeting") as promptly as practicable for the purpose
                   ---------------
of considering and taking action upon this Merger Agreement, and shall use its reasonable best efforts to cause the Company Meeting to occur on the same date as the Parent Meeting or such other date as the parties may agree. Subject to the provisions of the next sentence and Section 8.10, the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve the Merger and the adoption of the Merger Agreement at the Company Meeting. The Board of Directors of the Company may fail to make such recommendation, or withdraw, modify or change any such recommendation in a manner adverse to Parent, if such Board of Directors, after consultation with its outside legal counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would result in a substantial risk of liability for a breach of the fiduciary duties of the members of such Board of Directors under applicable law. Whether or not the Company's Board of Directors fails to make, withdraws, modifies or changes its recommendation, the Company shall still hold the Company Meeting as scheduled and permit the stockholders of the Company to vote on the Merger and the adoption of the Merger Agreement, unless this Merger Agreement is earlier terminated in accordance with Article X.

          (b) Parent shall take all action necessary, in accordance with applicable law and its Certificate of Incorporation and Amended By-laws, to convene a meeting of the holders of Parent Common Stock (the "Parent Meeting")
                                                              --------------
as promptly as practicable for the purpose of considering and taking action to authorize the issuance of Parent Common Stock pursuant to (i) the Merger, under the applicable guidelines of the NASD, (ii) the stock options issued and outstanding at the Effective Date under the Company's Stock Option Plan assumed by Parent in the Merger, (iii) warrants to purchase Company Common Stock which are outstanding at the Effective Date that may be exercised for Parent Common Stock thereafter and (iv) the exercise or conversion in full of all outstanding rights to acquire Company Common Stock (to the extent they may be converted into rights to acquire Parent Common Stock) under the Louisiana Option, the Mississippi Option and the Resort Purchase Option as such terms are defined or referenced in Section 5.3 of the Company Disclosure Schedule (as hereinafter defined) (the issuances of shares of Parent Common Stock under clauses (ii) through (iv) are referred to herein as the "Other Issuances") (the foregoing are
                                            ---------------
collectively referred to as the "Parent Share Proposal").  Parent shall use its
                                 ---------------------
best efforts to cause the Parent Meeting to occur on the same date as the Company Meeting or such other date as the parties may agree. Subject to the provisions of the next sentence and Section 8.10, the Board of Directors of Parent will recommend that holders of Parent Common Stock vote in favor of and approve the Parent Share Proposal at the Parent Meeting. The Board of Directors of Parent may fail to make such recommendation, or withdraw, modify or change any such recommendation in a manner adverse to the Company, if such Board of Directors, after consultation with its outside legal counsel, has determined that the making of such recommendation, or the failure to withdraw, modify or change its recommendation, would result in a substantial risk of liability for a breach of the fiduciary duties of the members of such Board of Directors under applicable law. Whether or not Parent's Board of Directors fails to make, withdraws, modifies or changes its recommendation, Parent shall still hold Parent Meeting as scheduled and permit the stockholders of Parent to vote on the matters described above, unless this Merger Agreement is earlier terminated in accordance with Article X.

          Section 3.7  Closing of the Company's Transfer Books.  At the
                       ---------------------------------------
Effective Date, the stock transfer books of the Company shall be closed and no transfer of shares of Company Common Stock shall be made thereafter. In the event that, after the Effective Date, Certificates are presented to the Surviving Corporation, they shall be cancelled and exchanged for Parent Common Stock and/or cash as provided in Sections 3.1(b) and 3.4.

          Section 3.8  Assistance in Consummation of the Merger.  Each of
                       ----------------------------------------
Parent, Sub and the Company shall provide all reasonable assistance to, and shall cooperate with, each other to bring about the consummation of the Merger as soon as possible in accordance with the terms and conditions of this Merger Agreement. Parent shall cause Sub to perform all of its obligations in connection with this Merger Agreement.

          Section 3.9  Closing.  The closing (the "Closing") of the transactions
                       -------                     -------
contemplated by this Merger Agreement shall take place (i) at the offices of Irell & Manella LLP, 1800 Avenue of the Stars, Suite 900, Los Angeles, California 90067, at 9:00 A.M. local time on a date to be mutually agreed upon by the parties, which date shall be no later than the third Business Day (as defined below) after all of the conditions set forth in Article IX shall have been satisfied (or waived in accordance with Section 10.4) unless another date is agreed to in writing by the parties. As used in this Merger Agreement, "Business Day" shall mean any day, other than a Saturday, Sunday or legal holiday on which banks are permitted to close in the City and State of New York.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF PARENT

          Parent represents and warrants to the Company as follows:

          Section 4.1  Organization and Qualification.  Parent is a corporation
                       ------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. Parent is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under license or lease or the nature of its activities make such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole or a material adverse effect on Parent's ability to consummate the transactions contemplated hereby (a "Parent Material Adverse Effect"). Complete and correct copies as of the date
 ------------------------------
hereof of the Certificate of Incorporation, By-laws, and other governing documents of Parent and each of its subsidiaries have previously been delivered to the Company.

          Section 4.2  Subsidiaries.  The only "Significant Subsidiaries" (as
                       ------------
such term is defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "Commission")) ("Significant Subsidiaries") of Parent
                          ----------      ------------------------
are those named in the Parent SEC Reports (as hereinafter defined). For purposes of this Article IV, the term Significant Subsidiaries shall include a subsidiary of Parent the acquisition of which would require regulatory approval under any Parent Gaming Law (as defined herein). Each Significant Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under license or lease or the nature of its activities makes such qualification or licensing necessary except where the failure to be so qualified or licensed would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in Section 4.2 of the Parent Disclosure Schedule (as herein defined), all the outstanding shares of capital stock or other equity interests (including partnership interests and limited liability company membership interests) of each Significant Subsidiary (i)(a) are validly issued, fully paid and nonassessable, in the case of capital stock or other equity interests (other than partnership interests, limited liability company membership interests or their equivalents) and (b) are validly issued and the consideration therefor has been paid, and no unmet capital contribution call is outstanding, in the case of partnership interests, limited liability company membership interests or their equivalents and (ii) are owned by Parent or by a Significant Subsidiary of Parent free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character to which Parent is a party relating to the issued or unissued capital stock or other securities or equity interests of any of the Significant Subsidiaries of Parent. Except as described in Parent's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 or as disclosed in Section 4.2 of the Parent Disclosure Schedule and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, Parent does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

          Section 4.3  Capitalization.  The authorized capital stock of Parent
                       --------------
consists of 40,000,000 shares of Parent Common Stock and 250,000 shares of preferred stock, $1.00 par value. As of the close of business on April 19, 1996, 18,504,798 shares of Parent Common Stock and 27,499 shares of $70 Convertible Preferred Stock were validly issued and outstanding, fully paid, and nonassessable. All outstanding shares of Parent Common Stock and Preferred Stock have been issued in accordance with the registration provisions or exemptions therefrom of applicable Federal and state securities laws. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Parent's stockholders may vote ("Parent Voting Debt") issued or outstanding. As of the close of business on
- --------------------
the day immediately prior to the date hereof, except for employee stock options to acquire 297,667 shares of Parent Common Stock, 27,499 shares of Parent's $70 Convertible Preferred Stock, which are presently convertible into 2,291,492 shares of Parent Common Stock, and 100,000 shares of Parent Common Stock issuable under the Directors Deferred Compensation Plan, and, except as provided herein or as disclosed on Section 4.3 of the Parent Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments presently outstanding obligating Parent to issue, deliver or sell shares of its capital stock or debt securities, or obligating Parent to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except as set forth or referenced above and except for the Parent Common Stock to be issued in the Merger or in the Other Issuances, as of the date of this Merger Agreement, no shares of capital stock or other voting securities of Parent were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights which were not granted in tandem with a related stock option, restricted stock grant or contingent stock grant, and, other than as may be contained in employee benefit plans, stock options, employment agreements, and similar plans, agreements and instruments, there are no other outstanding contractual rights to which Parent is a party (other than Parent Benefit Plans, the Directors Deferred Compensation Plan and the terms governing Parent's $70 Convertible Preferred Stock) the value of which is derived from the Parent Common Stock. All outstanding shares of capital stock of Parent are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as disclosed in Section 4.3 of the Parent Disclosure Schedule, there are no outstanding registration rights relating to Parent's securities to which Parent is subject. No change in such capitalization has occurred between April 19, 1996 and the date hereof except issuances of Parent Common Stock that would be permitted pursuant to Section 7.1 below. All of the shares of Parent Common Stock issuable in accordance with this Merger Agreement in exchange for Company Common Stock at the Effective Date in accordance with this Merger Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable.

          Section 4.4  Compliance with Charter Documents.  Neither Parent nor
                       ---------------------------------
any of its subsidiaries is in violation of any term or provision of its charter, by-laws or other organizational document where the consequences of such violation would be reasonably expected to result in a Parent Material Adverse Effect.

          Section 4.5  Authority Relative to this Merger Agreement.  Parent has
                       -------------------------------------------
the requisite corporate power and authority to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by Parent's Board of Directors. The Merger Agreement constitutes a valid and binding obligation of Parent enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of the Parent Common Stock described in Section 3.6(b), no other corporate proceedings on the part of Parent are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as set forth in
Section 4.5 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is subject to or obligated under (i) any charter, by-law, indenture or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to Parent or any of its subsidiaries or their respective properties or assets, which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect and (B) the laws and regulations referred to in the next sentence. Except as referred to herein or in connection, or in compliance, with
(i) the provisions of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), the Securities Act of 1933, as amended (the
                 -------
"Securities Act"), the Securities Exchange Act of 1934, as amended (the
- ---------------
"Exchange Act"), and the corporation, securities or blue sky laws or regulations
- -------------
of the various states, or (ii) the approval under the Parent Gaming Laws (as defined in Section 4.17(b)) and the Company Gaming Laws (as defined in Section 5.17(b)), no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Parent of the Merger or the other transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.6  Reports and Financial Statements.  Parent has filed all
                       --------------------------------
required material reports, proxy statements, and registration statements with the Commission and under any Parent Gaming Laws since December 31, 1992. Parent has previously furnished the Company with true and complete copies of its
(i) Annual Reports on Form 10-K for the three fiscal years ended December 31, 1995, as filed with the Commission, (ii) proxy statements related to all meetings of its shareholders (whether annual or special) since December 31, 1992, and (iii) all other reports or registration statements filed by Parent with the Commission since December 31, 1992, except registration statements on Form S-8 relating to employee benefit plans which are all the reports, proxy statements or registration statements (other than preliminary material) that Parent was required to file with the Commission since that date (clauses (i) through (iii) being referred to herein collectively as the "Parent SEC
                                                            ----------
Reports"). As of their respective dates, the Parent SEC Reports complied in all
- --------
material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Parent SEC Reports. As of their respective dates, the Parent SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of Parent included in the Parent SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Parent SEC Reports have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of Parent and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

          Section 4.7  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
disclosed in the Parent SEC Reports filed and publicly available prior to the date hereof or as disclosed in a disclosure schedule delivered by Parent to the Company prior to or on the date of this Merger Agreement (the "Parent Disclosure
                                                               -----------------
Schedule") or as permitted by this Merger Agreement, since December 31, 1995
- --------
there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had or could reasonably be expected to have a Parent Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Parent Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of Parent (except for regularly scheduled cash dividends on Parent's $70 Convertible Preferred Stock at a rate provided in the documents governing Parent's $70 Convertible Preferred Stock); (iv) except for normal increases in the ordinary course of business and, except as required by applicable law, any increases by Parent or its subsidiaries in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any named executive officer (within the meaning of Regulation S-K of the Commission) or director, other than persons newly hired for such positions, from the amount thereof in effect as of December 31, 1995, grants by Parent or its subsidiaries of any severance or termination pay, execution by Parent or its subsidiaries of any contract to make or grant any severance or termination pay, or payments by Parent or its subsidiaries of any bonus, in each case with respect to any such named executive officer or director, other than pursuant to preexisting agreements or arrangements; (v) any strike, work stoppage, slow-down or other labor disturbance with respect to employees of Parent or its subsidiaries, which in the aggregate would reasonably be expected to have a Parent Material Adverse Effect; or (vi) entry into any commitment or transaction material to Parent and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

          Section 4.8  Litigation.  Except as disclosed in the Parent SEC
                       ----------
Reports or as disclosed in Section 4.8 of the Parent Disclosure Schedule, there is no legal, administrative, arbitral or other proceeding, claim, action, or governmental or regulatory investigation of any nature pending or, to the best knowledge of Parent, threatened against or affecting Parent or any of its subsidiaries or any rights or properties owned, leased and/or operated by Parent or any of its subsidiaries (nor to the best knowledge of Parent is there any reasonable basis for any such proceeding, claim, action or investigation) which, either alone or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against Parent or any of its subsidiaries or any director, officer or key employee of Parent or any of its subsidiaries which, either alone or in the aggregate, could reasonably be expected to have any such Parent Material Adverse Effect.

          Section 4.9  Information in Disclosure Documents, Registration
                       -------------------------------------------------
Statements, Etc.  None of the information supplied by Parent or Sub for
- ---------------
inclusion in (i) the Registration Statement to be filed with the Commission by Parent on Form S-4 under the Securities Act for the purpose of registering the shares of Parent Common Stock to be issued in the Merger (the "Registration
                                                               ------------
Statement") and (ii) the joint prospectus/proxy statement of the Company and
- ---------
Parent (the "Proxy Statement") required to be mailed to the stockholders of the
             ---------------
Company and Parent in connection with the Merger will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Parent Meeting of stockholders to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act, and the rules and regulations promulgated thereunder. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by Parent contained in this Merger Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation Parent's Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section 4.10  Employee Benefit Plans and Other Employment Matters.
                        ---------------------------------------------------
(a) Except as disclosed in the Parent SEC Reports or in Section 4.10 of the Parent Disclosure Schedule, neither Parent nor any ERISA Affiliate (as defined in Section 4.11) (i) maintains any material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and including, but not limited to, plans, agreements or
             -----
arrangements relating to former employees, including, but not limited, to retiree medical plans (together, the "Parent Benefit Plans"), or (ii) is a party
                                      --------------------
to collective bargaining agreements to which Parent or any of its subsidiaries is a party. To the best knowledge of Parent, no default exists with respect to the obligations of Parent or any ERISA Affiliate under any such Benefit Plan, which default, alone or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect. An entity maintains a plan if it sponsors it, contributes to it, adopts it, or is obligated, actually or only contingently, to contribute to it. Since January 1, 1994, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation involving Parent or any of its subsidiaries or under such Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Plans, by Parent or its subsidiaries or, to the best knowledge of Parent and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, alone or in the aggregate, would be reasonably expected to have a Parent Material Adverse Effect.

          (b) Except as set forth in the Parent SEC Reports or in Section 4.10 of the Parent Disclosure Schedule, there is no employment or consulting agreement or arrangement with any person providing service to Parent or any of its subsidiaries under which such person would be entitled to annual compensation plus the most recent annual bonus paid exceeding $150,000 which is not terminable at will or under which such person would be entitled to a severance or similar payment in connection with the consummation of the transactions contemplated hereby in excess of $100,000 for any particular person providing service to Parent and its subsidiaries.

          Section 4.11  ERISA.  Except as disclosed in Section 4.11 of the
                        -----
Parent Disclosure Schedule, all Parent Benefit Plans have been administered in accordance with their terms and are in compliance with the applicable provisions of ERISA, except where such failures to administer or comply would not reasonably be expected to have a Parent Material Adverse Effect. Each single-employer pension plan of Parent or any ERISA Affiliate as defined in Section 3(2) of ERISA that is subject to Part 2 or Part 3 of Title I of ERISA has been determined by the Internal Revenue Service to be "qualified" within the meaning of Section 401(a) of the Code, and subsequent to such determination nothing has occurred which is likely to have an adverse effect on such qualified status. The actuarial present value of accumulated benefits as of the most recent anniversary date or valuation date of each single-employer pension plan of Parent or any ERISA Affiliate subject to Section 412 of the Code did not exceed the value of all assets then held in trust or under an insurance or annuity contract pursuant to such plan, and with respect to each such plan no accumulated funding deficiency within the meaning of Section 412 existed at such date. Except as disclosed in
Section 4.11 of the Parent Disclosure Schedule, the actuarial present value of all accumulated benefits as of the end of Parent's most recent fiscal year of each single-employer pension plan not subject to Part 2 or Part 3 of Title I of ERISA did not exceed the value of all assets then set aside (in trust or otherwise segregated) to pay such benefits. No prohibited transaction, within the meaning of Section 4975 of the Code has occurred with respect to any Parent Benefit Plan unless such transaction has been corrected and all tax liabilities occasioned thereby shall have been discharged in full. Neither Parent nor any ERISA Affiliate is subject to any liability under Title IV of ERISA, whether by reason of the termination or partial termination of any Parent Benefit Plan that is subject to Title IV of ERISA; or by reason of the partial or complete withdrawal from or the reorganization of any multiemployer pension plan as defined in Section 4001(a)(3) of ERISA (regardless of whether such liability has been asserted by the Pension Benefit Guaranty Corporation or by any such multiemployer plan) and no such termination or withdrawal is presently anticipated. Parent and each ERISA Affiliate is in compliance with the provisions of Part 6 of Title I of ERISA, and neither Parent nor any ERISA Affiliate has incurred any liability under Section 4980B of the Code.

          Parent and each ERISA Affiliate have complied with all material reporting and disclosure requirements under ERISA and the Code, and neither Parent nor any ERISA Affiliate has incurred any liability by reason of the failure to file any report or notice required under ERISA or the Code unless such liability would not reasonably be expected to have a Parent Material Adverse Effect. An "ERISA Affiliate" for purposes of this Article IV is any
                     ---------------
entity which is part of a controlled group of corporations or entities under common control within the meaning of Section 414(b), (c), (m), or (o) of the Code if such group includes Parent.

          Section 4.12  Takeover Provisions Inapplicable.  As of the date hereof
                        --------------------------------
and at all times on or prior to the Effective Date, the restrictions of Section 203 of the DGCL are, and shall be, inapplicable to the Merger, and the transactions contemplated by this Merger Agreement.

          Section 4.13  Parent Action.  The Board of Directors of Parent (at a
                        -------------
meeting duly called and held) has by the requisite vote of all directors present
(a) determined that the Parent Share Proposal is advisable (and, with respect to the Merger, fair) and in the best interests of Parent and its stockholders, (b) approved this Merger Agreement, the Merger, the issuance of the Parent Common Stock in the Merger, the Other Issuances and the other transactions contemplated hereby in accordance with Parent's Certificate of Incorporation and Amended By-laws, (c) recommended the approval of the Parent Share Proposal by the holders of Parent Common Stock and directed that the Parent Share Proposal be submitted for consideration by Parent's stockholders at the Parent Meeting, or (d) taken any necessary steps to render the restrictions of Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Merger Agreement (assuming the accuracy of the Company's representation in Section 5.29). The affirmative vote of the holders of a majority of all the shares of Parent Common Stock represented in person or by proxy at the Parent Meeting approving the Parent Share Proposal is the only vote of the holders of any class or series of Parent's capital stock necessary to approve the Parent Share Proposal in connection with the transactions contemplated by this Merger Agreement.

          Section 4.14  Fairness Opinion.  Parent has received the written
                        ----------------
opinion of Oppenheimer & Co., Inc., financial advisors to Parent dated the date hereof, to the effect that the Exchange Ratio is fair to its stockholders from a financial point of view.

          Section 4.15  Financial Advisor, No Brokers or Finders.  Parent
                        ----------------------------------------
represents and warrants that, except for Oppenheimer & Co., Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of Parent.

          Section 4.16  No Excess Parachute Payments.  To the best knowledge of
                        ----------------------------
Parent, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Merger Agreement by any employee, officer or director of Parent or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or

Parent Benefit Plan currently in effect does not constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code and the proposed regulations thereunder).

          Section 4.17  Compliance with Applicable Laws.  (a) Except as
                        -------------------------------
disclosed in Section 4.17 of the Parent Disclosure Schedule, Parent and its subsidiaries and each of their respective directors, officers and gaming and racing managers hold all permits, registrations, findings of suitability, licenses, variances, exemptions, orders and approvals of all courts, administrative agencies or commissions or other governmental authorities or instrumentalities, domestic or foreign (each, a "Governmental Entity")
                                                 -------------------
(including all authorizations under Environmental Laws and Parent Gaming Laws) necessary to conduct the business and operations of Parent and each of its subsidiaries, each of which is in full force and effect in all material respects, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (the "Parent Permits") and no event has occurred which permits, or upon the giving of
 --------------
notice or passage of time or both would permit, revocation, non-renewal, modification, suspension or termination of any Parent Permit that currently is in effect the loss of which either individually or in the aggregate would reasonably be expected to have a Parent Material Adverse Effect. Parent and its subsidiaries and each of their respective directors, officers and gaming and racing managers are in compliance with the terms of the Parent Permits, except for such failures to comply, which singly or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in the Parent SEC Reports filed and publicly available prior to the date of this Merger Agreement, the businesses of Parent and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which individually or in the aggregate do not and would not reasonably be expected to have a Parent Material Adverse Effect. No investigation or review by any Governmental Entity with respect to Parent or any of its subsidiaries is pending, or, to the best knowledge of Parent, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

          (b) Each of Parent and its subsidiaries is in compliance with all applicable Parent Gaming Laws, except for possible noncompliance which individually or in the aggregate would not reasonably be expected to result in a Parent Material Adverse Effect. The term "Parent Gaming Laws" means any
                                           ------------------
Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated racing and casino activities and operations of Parent and its subsidiaries, including without limitation the rules and regulations of the California Horse Racing Board, the Kansas Racing Commission and the Arizona Racing Commission, the rules and regulations of the California Attorney General and the City of Inglewood, and the California Gaming Registration Act and the rules and regulations promulgated thereunder.

          (c) Except as disclosed in Section 4.17 of the Parent Disclosure Schedule, to the best knowledge of Parent, neither Parent nor any Significant Subsidiary of Parent nor any director, officer or racing or gaming manager of Parent or any Significant Subsidiary of Parent has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Parent Gaming Laws, should be revoked or suspended. Neither Parent nor any of its Significant Subsidiaries knows of any facts, which if known to the regulators under the Parent Gaming Laws or the Company Gaming Laws, could reasonably be expected to result in the revocation or suspension of a license of it or them, or of any officer, director or racing or gaming manager, under any Parent Gaming Laws or would reasonably be expected to disqualify it or them from licensing under the Company Gaming Laws. Neither Parent nor any of its Significant Subsidiaries has suffered a suspension or revocation of any material license held under the Parent Gaming Laws.

          Section 4.18  Liabilities.  Except as disclosed in the most recent
                        -----------
Parent SEC Reports filed and publicly available prior to the date of this Merger Agreement or as disclosed in Section 4.18 of the Parent Disclosure Schedule, and except for liabilities and operations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in such Parent SEC Reports, neither Parent nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) of any nature required by generally accepted accounting principles to be set forth on a consolidated balance sheet of Parent or in the notes thereto.

          Section 4.19  Taxes.  Except as disclosed in Section 4.19 of the
                        -----
Parent Disclosure Schedule, each of Parent and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or Parent has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not reasonably be expected to have a Parent Material Adverse Effect). The information contained in such tax returns is true, complete and accurate in all material respects. Except as disclosed in Section 4.19 of the Parent Disclosure Schedule, neither Parent nor any subsidiary of Parent is delinquent in the payment of any tax, assessment or governmental charge except where the delinquency would not reasonably be expected to have a Parent Material Adverse Effect. Except as disclosed in Section 4.19 of the Parent Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against Parent or any of its subsidiaries that have not been finally settled or paid in full which would reasonably be expected to have a Parent Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending. For the purposes of this Merger Agreement, the term "tax" shall
                                                               ---
include all Federal, state, local and foreign income, profits, franchise, gaming, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          Section 4.20  Certain Agreements.  (a) Except as disclosed in the
                        ------------------
Parent SEC Reports filed prior to the date of this Merger Agreement or as disclosed in Section 4.20 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness (as defined below) in an amount exceeding $500,000, (ii) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission), or
(iii) contract, agreement or commitment which materially restricts the conduct of any line of business by Parent. "Indebtedness" means any liability in
                                     ------------
respect of (A) borrowed money, (B) capitalized lease obligations, (C) the deferred purchase price of property or services (other than trade payables in the ordinary course of business) and (D) guarantees of any of the foregoing incurred by any other person other than the Parent or the Company, as appropriate, or any of their respective subsidiaries, except that Indebtedness shall not include short term credit facilities entered into in the ordinary course of business. Except as disclosed in the Parent SEC Reports or as disclosed in Section 4.20 of the Parent Disclosure Schedule, (i) there is no material breach or violation of or default by Parent or any of its subsidiaries under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Parent Benefit Plan ("Parent Contracts"), whether or not such breach, violation or default has been waived, and (ii) no event has occurred which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under such Parent Contracts, which breach, violation or default referred to in clauses (i) or (ii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (i) or (ii), would reasonably be expected to have a Parent Material Adverse Effect.

          (b) Except as disclosed in Section 4.20 of the Parent Disclosure Schedule, neither Parent nor any of its subsidiaries is a party to any oral or written agreement which by its terms directly obligates any new subsidiaries of Parent (which were not subsidiaries of Parent at the time such agreement was entered into) with respect to any of Parent's obligations under such agreement (it being understood that a "successors and assigns" provision in any such agreement shall not be deemed to be such a term) and which would reasonably be expected (if the Company and its subsidiaries became new subsidiaries of Parent) to have a Company Material Adverse Effect.

          Section 4.21  Insurance.  Parent and its Significant Subsidiaries have
                        ---------
obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of Parent or its Significant Subsidiaries or any of any properties owned, occupied or controlled by Parent or its Significant Subsidiaries, which are of the type and in amounts customarily carried by persons conducting businesses similar to those of Parent and its subsidiaries ("Parent Insurance Policies"). Except as disclosed in Section 4.21 of the Parent Disclosure Schedule, there is no material claim by Parent or any of its subsidiaries pending under any of the material Parent Insurance Policies.

          Section 4.22  Intellectual Property.  Section 4.22 of the Parent
                        ---------------------
Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by Parent or any of its subsidiaries and (ii) trademark, service mark and trade name license agreements to which Parent or any of its subsidiaries is a party. Except as disclosed in Section 4.22 of the Parent Disclosure Schedule, Parent and its subsidiaries own or possess adequate and enforceable rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of Parent and its subsidiaries as currently conducted or as Parent proposes to conduct such businesses without material restrictions or material conditions on use, and to the best knowledge of Parent, there is no conflict with the rights of Parent and its subsidiaries therein or any conflict by them with the rights of others therein which, individually or in the aggregate, insofar as reasonably can be foreseen, could have a Parent Material Adverse Effect. Parent has taken and will take all actions and precautions necessary to preserve the confidentiality of its trade secrets (including customer lists and customer databases) except where the failure to take such actions or precautions would not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.23  Environmental Laws.  (a) As used herein, the term
                        ------------------
"Environmental Laws" means any and all federal, state, local or foreign law or
- -------------------
laws relating to pollution or protection of human health or the environment (including, without limitation, air, surface water, groundwater, land surface or the subsurface (collectively, "Environment")), including, without limitation,
                               -----------
laws relating to emissions, discharges, spills, releases or threatened releases (collectively, "Releases") of chemicals, pollutants, contaminants, or
                --------
industrial, toxic or hazardous substances or wastes or other substances that would result in liability to any person or entity from exposure to a discharge of such material under any statutory or common law theory (collectively, "Hazardous Materials") into the Environment, or otherwise relating to the
- --------------------
manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as any and all authorizations, codes, consent decrees or orders, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, regulations, rules, permits, plans or regulations issued, entered, promulgated or approved thereunder or pursuant thereto.

          (b) Except as disclosed in Section 4.23 of the Parent Disclosure Schedule, with respect to Parent or any of its subsidiaries or the Parent Real Property (as defined herein), there are no (i) past, present or anticipated violations of Environmental Law(s), (ii) past, present or anticipated Releases of Hazardous Materials at the Parent Real Property or, to the best of Parent's knowledge, upon any property adjacent to the Parent Real Property that have affected or could reasonably be expected to affect the Parent Real Property,
(iii) past, present or anticipated generation of Hazardous Materials by Parent or its subsidiaries, or (iv) other past, present, threatened or anticipated actions, activities, circumstances, claims, conditions, demands, events, incidents, orders, requests for information, lawsuits or other proceedings, contractual obligations, or notices or receipts of notices, which, individually or in the aggregate, have given rise to or which could be reasonably be expected to give rise to any liability, damage, cost, penalty and/or expense, whether under or pursuant to any common law theory or any Environmental Law(s), which liability, damage, cost, penalty and/or expense, either individually or in the aggregate, would be reasonably expected to have a Parent Material Adverse Effect. Parent has furnished (and until the Closing will furnish) to the Company true, accurate and complete copies of all documents in its possession, custody or control pertaining to the foregoing. Except as disclosed in Section 4.23 of the Parent Disclosure Schedule, to the best knowledge of Parent, no portion of the Parent Real Property has been used for the manufacture, processing, treatment, storage, disposal, transport or handling of Hazardous Materials the result of which could reasonably be expected to have a Parent Material Adverse Effect.

          (c) Except as disclosed in Section 4.23 of the Parent Disclosure Schedule, Parent and its subsidiaries possess and are in compliance with and will maintain in full force, effect and compliance until the Closing all permits, licenses, registrations, permissions, authorizations or other approvals (collectively, "Permits") necessary to comply with all applicable Environmental Law(s), except for Permits or compliance with Permits which, either individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          Section 4.24  Real Property.  (a) Section 4.24 of the Parent
                        -------------
Disclosure Schedule identifies all real property owned by Parent and its subsidiaries (the "Parent Owned Property") and all real property leased or
                   ---------------------
operated by Parent and its subsidiaries (the "Parent Leased Property").  The
                                              ----------------------
Parent Owned Property and the Parent Leased Property shall be referred to collectively as the "Parent Real Property".
                     --------------------

          (b) Parent and its subsidiaries have good and marketable fee simple absolute title to the Parent Owned Property, and the right to use the Parent Leased Property, free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described on Schedule 4.24 of the Parent Disclosure Schedule or as shown on the policies of title insurance or preliminary title reports (if more recent) attached as part of the Parent Disclosure Schedule.

          (c) True and correct copies of the documents under which the Parent Owned Property and Parent Leased Property is leased or operated (the "Parent
                                                                      ------
Lease Documents") have been delivered to the Company.  The Parent Lease
- ---------------
Documents are unmodified and in full force and effect, and there are no other agreements, written or oral, between Parent or any of its subsidiaries and any third parties claiming an interest in the interest of Parent or any of its subsidiaries in the Parent Owned Property, Parent Leased Property or otherwise relating to the use and occupancy of the Parent Owned Property or Parent Leased Property. Neither Parent, any of its subsidiaries nor any other party is in material default under the Parent Lease Documents, and no defaults (whether or not subsequently cured) by Parent, any of its subsidiaries nor any other party have been alleged thereunder. To the best knowledge of Parent and its subsidiaries, each landlord named in any of the Parent Lease Documents is not in material default thereunder, and no material defaults (whether or not subsequently cured) by such landlord have been alleged thereunder.

          (d) Except as disclosed in Section 4.24 of the Parent Disclosure Schedule, (i) the Parent Real Property complies with, and is operated in accordance with, all applicable laws (including without limitation all Environmental Laws to the extent stated in Section 4.23 as supplemented by the Parent Disclosure Schedule) affecting the Parent Real Property or the ownership, improvement, development, possession, use, occupancy or operation thereof, and with any and all liens, encumbrances, agreements, covenants, conditions and restrictions (collectively, "Restrictions") affecting the Parent Real Property, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect; (ii) to the best knowledge of Parent and its subsidiaries, no land or property adjacent to the Parent Real Property is in material violation of any applicable laws, regulations or Restrictions, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a Parent Material Adverse Effect; (iii) there are no material defects in the physical condition of the Parent Real Property or the improvements located on the Parent Real Property, except for defects which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect; and
(iv) neither Parent nor any Significant Subsidiary of Parent has received any notice from any governmental body (a) requiring it to make any material repairs or changes to the Parent Real Property or the improvements located on the Parent Real Property or (b) giving notice of any material governmental actions pending, except for such repairs, changes or actions which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

          (e) Except as disclosed in Section 4.24 of the Parent Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of Parent, contemplated or threatened): (i) to take all or any portion of the Parent Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Parent Real Property or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Parent Real

Property; or (iv) otherwise relating to the Parent Real Property or the interests of Parent and its subsidiaries therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of the Parent Real Property.

          (f) Except as disclosed in Section 4.24 of the Parent Disclosure Schedule, no portion of the Parent Real Property or the roads immediately adjacent to the Parent Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) to the best knowledge of Parent, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) to the best knowledge of Parent, was the former site of any oil or gas drilling operations; (iv) to the best knowledge of Parent, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals; or (v) has any defect or condition which would materially impair either (a) the current use of the Parent Real Property or (b) the use of the Parent Real Property for racing, gaming or other currently contemplated activities, as applicable.

          (g) The parcels constituting the Parent Real Property are assessed separately from all other adjacent property for purposes of real property taxes.

          (h) Except as disclosed in Section 4.24 of the Parent Disclosure Schedule, (i) all improvements on the Parent Real Property are in compliance with current building codes, to the extent applicable and (ii) Parent has not received any written notices of any material violations of any applicable building codes relating to the Parent Real Property which have not been remedied.

          (i) The Parent Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities in accordance with all applicable laws, statutes, ordinances, rules and regulations of all public or quasi public authorities having or claiming jurisdiction thereover. All material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of the Parent Real Property are operable and in good condition (ordinary wear and tear excepted);

          (j) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the Parent Real Property which are not listed in Schedule 4.24 of the Parent Disclosure Schedule or described in the Parent SEC Reports.

          (k) Except as disclosed in Section 4.24 of the Parent Disclosure Schedule or as shown in the policies of title insurance or preliminary title reports (if more recent) delivered previously to the Company, there are no commitments, agreements, understandings or other Restrictions materially adversely affecting Parent's ability to utilize the Parent Real Property for its intended purposes or to improve or develop or effect expansion of Parent's business on the Parent Real Property in the manner currently contemplated;

          (l) There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Parent Real Property, or any portion of it, or the business operated thereon, except as disclosed on Schedule 4.24 of the Parent Disclosure Schedule.

          Section 4.25  Title to Personal Property; Liens.  To the best
                        ---------------------------------
knowledge of Parent, each of Parent and each of its Significant Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as currently conducted or as Parent proposes to conduct such business. Such material tangible personal assets and properties are sufficiently free of liens to allow each of Parent and each of its subsidiaries to conduct, and continue to conduct, its business as currently conducted, or as Parent proposes to conduct such business and, to the knowledge of Parent, the consummation of the transactions contemplated by this Merger Agreement will not alter or impair such ability in any respect which individually or in the aggregate would be reasonably likely to have a Parent Material Adverse Effect.

          Section 4.26  Labor Relations.  Except as disclosed in the Parent SEC
                        ---------------
Reports or in Section 4.26 of the Parent Disclosure Schedule, no strike or other labor dispute involving Parent or any of its subsidiaries is pending or, to the knowledge of Parent, threatened, and, to the knowledge of Parent, there is no activity involving any unorganized employees of Parent or any of its subsidiaries seeking to certify a collective bargaining unit or engaging in any other organization activity. Except as set forth in Section 4.26 of the Parent Disclosure Schedule and as disclosed in the Parent SEC Reports, since December 31, 1995, there has not been any adoption or amendment in any material respect by Parent or any of its subsidiaries of any collective bargaining agreement. Other than those filed as exhibits to the Parent SEC Reports, Section 4.26 of the Parent Disclosure Schedule lists all collective bargaining agreements of Parent or any of its subsidiaries.

          Section 4.27  Parent Disclosure Schedule.  Notwithstanding anything in
                        --------------------------
this Merger Agreement to the contrary, disclosure by Parent under one Section of the Parent Disclosure Schedule shall be deemed to be disclosure for all other purposes on the Parent Disclosure Schedule for which such disclosure may be relevant.

          Section 4.28  No Material Adverse Effect.  Except as disclosed in the
                        --------------------------
Parent SEC Reports or in the Parent Disclosure Schedule, Parent is not aware of any fact which, alone or together with another fact, would reasonably be expected to result in a Parent Material Adverse Effect.

          Section 4.29  Woodlands Investment.  Parent has delivered to the
                        --------------------
Company true and correct copies of all material agreements (written or verbal) to which it or any of its subsidiaries (other than Sunflower Racing, Inc. and its subsidiaries) is a party relating to Sunflower Racing, Inc. and its subsidiaries.

          Section 4.30  No Ownership of Company Common Stock by Parent
                        ----------------------------------------------
Interested Stockholders.  Neither Parent nor any "interested stockholder" of
- -----------------------
Parent (within the meaning of Section 203 of the DGCL) beneficially owns any shares of Company Common Stock.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

          The Company represents and warrants to Parent and Sub as follows:

          Section 5.1  Organization and Qualification.  The Company is a
                       ------------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to carry on its business as it is now being conducted or currently proposed to be conducted. The Company is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under license or lease or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified or licensed would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, assets, condition (financial or otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole or a material adverse effect on the Company's ability to consummate the transactions contemplated hereby (a "Company Material Adverse Effect").
                                         -------------------------------
Complete and correct copies as of the date hereof of the Certificate of Incorporation, By-laws, partnership agreements and other governing documents of the Company and each of its subsidiaries have previously been delivered to Parent.

          Section 5.2  Subsidiaries.  Except for wholly owned subsidiaries which
                       ------------
were formed after the date hereof in the ordinary course of business, the only Significant Subsidiaries of the Company are those named in the Company SEC Reports. For purposes of this
Article V, the term Significant Subsidiary shall include a subsidiary of the Company the acquisition of which would require regulatory approval under any Company Gaming Law. Each Significant Subsidiary is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization and has the requisite corporate, partnership or limited liability company power and authority to carry on its business as it is now being conducted or currently proposed to be conducted. Each Significant Subsidiary is duly qualified or licensed to do business, and is in good standing, in each jurisdiction where the character of its properties owned or held under license or lease or the nature of its activities makes such qualification or licensing necessary except where the failure to be so qualified or licensed would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in Section 5.2 of the Company Disclosure Schedule (as hereinafter defined), all the outstanding shares of capital stock or other equity interests (including partnership interests and limited liability company membership interests) of each Significant Subsidiary (i)(a) are validly issued, fully paid and nonassessable, in the case of capital stock or other equity interests (other than partnership interests, limited liability company membership interests or their equivalents) and (b) are validly issued and the consideration therefor has been paid, and no unmet capital contribution call is outstanding, in the case of partnership interests and their equivalents and (ii) are owned by the Company or by a Significant Subsidiary of the Company free and clear of any liens, claims or encumbrances. There are no existing options, warrants, calls or other rights, agreements or commitments of any character to which the Company is a party relating to the issued or unissued capital stock or other securities or equity interests (including partnership interests) of any of the Significant Subsidiaries of the Company. Except as described in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1995 or as disclosed in
Section 5.2 of the Company Disclosure Schedule and except for wholly owned subsidiaries which are formed after the date hereof in the ordinary course of business, the Company does not directly or indirectly own any interest in any other corporation, partnership, joint venture or other business association or entity.

          Section 5.3  Capitalization.  The authorized capital stock of the
                       --------------
Company consists of 20,000,000 shares of Company Common Stock. As of the close of business on April 19, 1996, 9,246,951 shares of Company Common Stock were validly issued and outstanding, fully paid and nonassessable. All outstanding shares have been issued in accordance with the registration provisions or exemptions therefrom of applicable Federal and state securities laws. As of the date hereof, there are no bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which the Company's stockholders may vote ("Company
                                                                    -------
Voting Debt") issued or outstanding.  As of the close of business on the day
- -----------
immediately prior to the date hereof, except for (i) employee stock options to acquire 1,486,492 shares of Company Common Stock, (ii) director stock options to acquire 28,600 shares of Company Common Stock and (iii) warrants ("Warrants") to
                                                                   --------
purchase (x) 162,500 shares of Company Common Stock issued pursuant to the Warrants dated October 30, 1992 between the Company and certain lead underwriters and (y) 472,500 shares of Company Common Stock issued pursuant to the Warrant Agreement dated as of November 10, 1993 between the Company and First Trust National Association (collectively, the "Warrant Agreements"), and,
                                                     ------------------
except as disclosed in Section 5.3 of the Company Disclosure Schedule, there are no options, warrants, calls or other rights, agreements or commitments to which the Company is a party presently outstanding obligating the Company to issue, deliver or sell shares of its capital stock or debt securities, or obligating the Company to grant, extend or enter into any such option, warrant, call or other such right, agreement or commitment. Except as set forth above, as of the date of this Merger Agreement, no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights which were not granted in tandem with a related stock option, restricted stock grant or contingent stock grant, and, other than as may be contained in employee benefit plans, stock options, employment agreements, and similar plans, agreements and instruments, there are no other outstanding contractual rights to which the Company is a party (other than Company Benefit Plans) the value of which is derived from the financial performance of the Company or the value of shares of Company Common Stock. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as disclosed in Section 5.3 of the Company Disclosure Schedule, there are no outstanding registration rights relating to the Company's securities to which the Company is subject. No change in such capitalization has occurred between April 19, 1996 and the date hereof except issuances of Company Common Stock that would be permitted pursuant to Section 7.1 below.

          Section 5.4  Compliance with Charter Documents.  Neither the Company
                       ---------------------------------
nor any of its subsidiaries is in violation of any term or provision of its charter, by-laws, partnership agreement or other organizational document where the consequences of such violation would be reasonably expected to result in a Company Material Adverse Effect.

          Section 5.5  Authority Relative to this Merger Agreement.  The Company
                       -------------------------------------------
has the requisite corporate power and authority to enter into this Merger Agreement and to carry out its obligations and, subject to approval of this Merger Agreement by the holders of the Company Common Stock, to consummate the transactions contemplated hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors. The Merger Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceeding therefor may be brought. Except for the approval of the holders of Company Common Stock as described in Section 3.6(a), no other corporate proceedings on the part of the Company are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as set forth in
Section 5.5 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to or obligated under (i) any charter, by-law, indenture, partnership agreement or other loan document provision or (ii) any other contract, license, franchise, permit, order, decree, concession, lease, instrument, judgment, statute, law, ordinance, rule or regulation applicable to the Company or any of its subsidiaries or their respective properties or assets which would be breached or violated, or under which there would be a default (with or without notice or lapse of time, or both), or under which there would arise a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit, by its executing and carrying out this Merger Agreement, other than, in the case of clause (ii) only, (A) any breaches, violations, defaults, terminations, cancellations, accelerations or losses which, either singly or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect and (B) the laws and regulations referred to in the next sentence. Except as referred to herein or, with respect to the Merger or the transactions contemplated thereby, in connection, or in compliance, with (i) the provisions of the HSR Act, the Securities Act, the Exchange Act and the corporation, securities or blue sky laws or regulations of the various states, or (ii) the approval under the Company Gaming Laws and the Parent Gaming Laws, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by the Company of the Merger, or the other transactions contemplated hereby, other than filings, registrations, authorizations, consents or approvals the failure of which to make or obtain would not reasonably be expected to have a Company Material Adverse Effect.

          Section 5.6  Reports and Financial Statements.  The Company has filed
                       --------------------------------
all required material reports, proxy statements, and registration statements with the Commission and under any Company Gaming Laws since December 31, 1992. The Company has previously furnished Parent with true and complete copies of its
(i) Annual Reports on Form 10-K for the three years ended September 30, 1995, as filed with the Commission, (ii) Quarterly Report on Form 10-Q for the quarter ended December 31, 1995, as filed with the Commission, (iii) proxy statements related to all meetings of its stockholders (whether annual or special) since December 31, 1992 and (iv) all other reports or registration statements filed by the Company with the Commission since December 31, 1992, except registration statements on Form S-8 relating to employee benefit plans, which are all the reports, proxy statements or registration statements (other than preliminary material) that the Company was required to file with the Commission since that date (clauses (i) through (iv) being referred to herein collectively as the "Company SEC Reports"). As of their respective dates, the Company SEC Reports
- --------------------
complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the Commission thereunder applicable to such Company SEC Reports. As of their respective dates, the Company SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited interim financial statements of the Company included in the Company SEC Reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and the financial statements included in the Company SEC Reports, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of the Company and its subsidiaries as at the dates thereof and the results of their operations and changes in financial position for the periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end audit adjustments and any other adjustments described therein.

          Section 5.7  Absence of Certain Changes or Events.  Except as
                       ------------------------------------
disclosed in the Company SEC Reports filed and publicly available prior to the date hereof or as disclosed in a disclosure schedule delivered by the Company to Parent prior to or on the date of this Merger Agreement (the "Company Disclosure
                                                              ------------------
Schedule") or as permitted by this Merger Agreement, since December 31, 1995,
- --------
there has not been (i) any transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) individually or in the aggregate which has had or could reasonably be expected to have a Company Material Adverse Effect; (ii) any damage, destruction or loss, whether or not covered by insurance, which, insofar as reasonably can be foreseen, in the future would have a Company Material Adverse Effect; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to the capital stock of the Company, (iv) except for normal increases in the ordinary course of business and, except as required by applicable law, increases by the Company in the wages, salaries, compensation, pension or other fringe benefits or perquisites payable to any named executive officer (within the meaning of Regulation S-K of the Commission) or director, other than persons newly hired for such position, from the amount thereof in effect as of December 31, 1995, grants by the Company or its subsidiaries of any severance or termination pay, execution by the Company or its subsidiaries of any contract to make or grant any severance or termination pay, or payments by the Company or its subsidiaries of any bonus, in each case with respect to any such named executive officer or director, other than pursuant to preexisting agreements or arrangements; (v) any strike, work stoppage, slow-down or other labor disturbance with respect to employees of the Company or its subsidiaries which in the aggregate would reasonably be expected to have a Company Material Adverse Effect; or (vi) entry into any commitment or transaction material to the Company and its subsidiaries taken as a whole (including, without limitation, any borrowing or sale of assets) except in the ordinary course of business consistent with past practice.

          Section 5.8  Litigation.  Except as disclosed in the Company SEC
                       ----------
Reports or as disclosed in Section 5.8 of the Company Disclosure Schedule, there is no legal, administrative, arbitral or other proceeding, claim, action or governmental or regulatory investigation of any nature pending or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any rights or properties owned, leased and/or operated by the Company or any of its subsidiaries (nor to the best knowledge of the Company is there any reasonable basis for any such proceeding, claim, action or investigation) which, either alone or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect, nor is there any judgment, decree, injunction, rule or order of any court, governmental department, commission, agency, instrumentality or arbitrator outstanding against the Company or any of its subsidiaries or any director, officer or key employee of the Company or any of its subsidiaries which, either alone or in the aggregate, could reasonably be expected to have any such Company Material Adverse Effect.

          Section 5.9  Information in Disclosure Documents.  None of the
                       -----------------------------------
information with respect to the Company or its subsidiaries to be included or incorporated by reference in the Proxy Statement or the Registration Statement will, in the case of the Proxy Statement or any amendments or supplements thereto, at the time of the mailing of the Proxy Statement and any amendments or supplements thereto, and at the time of the Company Meeting of stockholders to be held in connection with the Merger, or, in the case of the Registration Statement, at the time it becomes effective and at the Effective Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. No representation or warranty made by the Company contained in this Merger Agreement and no statement contained in any certificate, list, exhibit or other instrument specified in this Agreement, including without limitation the Company's Disclosure Schedule, contains any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

          Section 5.10  Employee Benefit Plans and Other Employment Matters.
                        ---------------------------------------------------
(a) Except as disclosed in the Company SEC Reports or as set forth in Section
5.10 of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate (as defined in Section 5.11) (i) maintains any material employee benefit or compensation plans, agreements or arrangements, including "employee benefit plans," as defined in Section 3(3) of ERISA, and including, but not limited to, plans, agreements or arrangements relating to former employees, including, but not limited to, retiree medical plans (together, the "Company
                                                                     -------
Benefit Plans") or (ii) is a party to collective bargaining agreements to which
- -------------
the Company or any of its subsidiaries is a party. To the best knowledge of the Company, no default exists with respect to the obligations of the Company or any ERISA Affiliate under such Company Benefit Plan, which default, alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. An entity maintains a plan if it sponsors it, contributes to it, adopts it, or is obligated, actually or contingently, to contribute to it. Since January 1, 1994, there have been no disputes or grievances subject to any grievance procedure, unfair labor practice proceedings, arbitration or litigation involving the Company or any of its subsidiaries or under such Company Benefit Plans, which have not been finally resolved, settled or otherwise disposed of, nor is there any default, or any condition which, with notice or lapse of time or both, would constitute such a default, under any such Plans, by the Company or its subsidiaries or, to the best knowledge of the Company and its subsidiaries, any other party thereto, which failure to resolve, settle or otherwise dispose of or default, alone or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as set forth in the Company SEC Reports or in Section 5.10 of the Company Disclosure Schedule, there is no employment or consulting agreement or arrangement with any person providing service to the Company or any of its subsidiaries under which such person would be entitled to annual compensation plus the most recent annual bonus paid exceeding $150,000 which is not terminable at will or under which such person would be entitled to a severance payment or similar payment in connection with the consummation of the transactions contemplated hereby in excess of $100,000 for any particular person providing service to the Company and its subsidiaries.

          Section 5.11  ERISA.  Except as disclosed in Section 5.11 of the
                        -----
Company Disclosure Schedule, all Company Benefit Plans have been administered in accordance with their terms and are in compliance with the applicable provisions of ERISA, except where such failures to administer or comply would not reasonably be expected to have a Company Material Adverse Effect. Each single-employer pension plan of the Company or any ERISA Affiliate as defined in
Section 3(2) of ERISA that is subject to Part 2 or Part 3 of Title I of ERISA has been determined by the Internal Revenue Service to be "qualified" within the meaning of Section 401(a) of the Code, and subsequent to such determination nothing has occurred which is likely to have an adverse effect on such qualified status. The actuarial present value of accumulated benefits as of the most recent anniversary date or valuation date of each single-employer pension plan of the Company or any ERISA Affiliate subject to Section 412 of the Code did not exceed the value of all assets then held in trust or under an insurance or annuity contract pursuant to such plan, and with respect to each such plan no accumulated funding deficiency within the meaning of Section 412 existed at such date. Except as disclosed in Section 5.11 of the Company Disclosure Schedule, the actuarial present value of all accumulated benefits as of the end of the Company's most recent fiscal year of each single-employer pension plan not subject to Part 2 or Part 3 of Title I of ERISA did not exceed the value of all assets then set aside (in trust or otherwise segregated) to pay such benefits. No prohibited transaction, within the meaning of Section 4975 of the Code has occurred with respect to any Company Benefit Plan unless such transaction has been corrected and all tax liabilities occasioned thereby shall have been discharged in full. Neither the Company nor any ERISA Affiliate is subject to any liability under Title IV of ERISA, whether by reason of the termination or partial termination of any Company Benefit Plan that is subject to Title IV of ERISA; or by reason of the partial or complete withdrawal from or the reorganization of any multiemployer pension plan as defined in Section 4001(a)(3) of ERISA (regardless of whether such liability has been asserted by the Pension Benefit Guaranty Corporation or by any such multiemployer plan) and no such termination or withdrawal is presently anticipated. The Company and each ERISA Affiliate is in compliance with the provisions of Part 6 of Title I of ERISA, and neither the Company nor any ERISA Affiliate has incurred any liability under Section 4980B of the Code.

          The Company and each ERISA Affiliate have complied with all material reporting and disclosure requirements under ERISA and the Code, and neither the Company nor any ERISA Affiliate has incurred any liability by reason of the failure to file any report or notice required under ERISA or the Code unless such liability would not reasonably be expected to have a Company Material Adverse Effect. An "ERISA Affiliate" for purposes of this Article V is any
                     ---------------
entity which is part of a controlled group of corporations or entities under common control within the meaning of Section 414(b), (c), (m), or (o) of the Code if such group includes the Company.

          Section 5.12  Takeover Provisions Inapplicable.  As of the date hereof
                        --------------------------------
and at all times on or prior to the Effective Date, the restrictions of Section 203 of the DGCL are, and shall be, inapplicable to the Merger, and the transactions contemplated by this Merger Agreement.

          Section 5.13  Company Action.  The Board of Directors of the Company
                        --------------
(at a meeting duly called and held) has by the requisite vote of the directors present (a) determined that the Merger is advisable and fair and in the best interests of the Company and its stockholders, (b) approved the Merger and the Merger Agreement in accordance with the provisions of Section 251 of the DGCL and the Company's Amended and Restated Certificate of Incorporation and Amended and Restated By-laws, (c) recommended the adoption and approval of this Merger Agreement, the Merger and the other transactions contemplated hereby by the holders of the Company Common Stock and directed that the Merger and this Merger Agreement be submitted for consideration by the Company's stockholders at the Meeting, and (d) taken all necessary steps to render the restrictions of Section 203 of the DGCL inapplicable to the Merger and the transactions contemplated by this Merger Agreement (assuming the accuracy of Parent's representation in Section 4.30). The affirmative vote of the holders of a majority of all outstanding shares of Company Common Stock entitled to vote approving this Merger Agreement is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Merger Agreement and the transactions contemplated by this Merger Agreement.

          Section 5.14  Fairness Opinion.  The Company has received the written
                        ----------------
opinion of Sutro & Co. Incorporated, financial advisors to the Company, dated the date hereof, to the effect that the consideration to be received by the Company's stockholders is fair to the stockholders of the Company from a financial point of view.

          Section 5.15  Financial Advisor; No Brokers or Finders.  The Company
                        ----------------------------------------
represents and warrants that, except for Sutro & Co. Incorporated, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or the transactions contemplated by this Merger Agreement based upon arrangements made by or on behalf of the Company.

          Section 5.16  No Excess Parachute Payments.  To the best knowledge of
                        ----------------------------
the Company, any amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Merger Agreement by any employee, officer or director of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Company Benefit Plan currently in effect does not constitute an "excess parachute payment" (as such term is defined in Section 280G(b)(1) of the Code and the proposed regulations thereunder).

          Section 5.17  Compliance with Applicable Laws.  (a) The Company and
                        -------------------------------
its subsidiaries and each of their respective directors, officers and gaming managers hold all permits, registrations, findings of suitability, licenses, variances, exemptions, orders and approvals of all Governmental Entities (including all authorizations under Environmental Laws and Company Gaming Laws), necessary to conduct the business and operations of the Company and each of its subsidiaries, each of which is in full force and effect in all material respects, except for such permits, licenses, variances, exemptions, orders and approvals the failure of which to hold would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect (the "Company Permits") and no event has occurred which permits, or upon the giving
 ---------------
of notice or passage of time or both would permit, revocation, non-renewal, modification, suspension or termination of any Company Permit that currently is in effect the loss of which either individually or in the aggregate would reasonably be expected to have a Company Material Adverse Effect. The Company and its subsidiaries and each of their respective directors, officers and gaming managers are in compliance with the terms of the Company Permits, except for such failures to comply, which singly or in the aggregate, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in the Company SEC Reports filed and publicly available prior to the date of this Merger Agreement, the businesses of the Company and its subsidiaries are not being conducted in violation of any law, ordinance or regulation of any

Governmental Entity, except for possible violations which individually or in the aggregate do not and would not reasonably be expected to have a Company Material Adverse Effect. No investigation or review by any Governmental Entity with respect to the Company or any of its subsidiaries is pending, or, to the best knowledge of the Company, threatened, nor has any Governmental Entity indicated an intention to conduct the same, other than those the outcome of which would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

          (b) Each of the Company and its subsidiaries is in compliance with all applicable Company Gaming Laws, except for possible noncompliance which individually or in the aggregate would not reasonably be expected to result in a Company Material Adverse Effect. The term "Company Gaming Laws" means any
                                            -------------------
Federal, state, local or foreign statute, ordinance, rule, regulation, permit, consent, registration, finding of suitability, approval, license, judgment, order, decree, injunction or other authorization, including any condition or limitation placed thereon, governing or relating to the current or contemplated casino and gaming activities and operations of the Company, including without limitation the Nevada Gaming Control Act and the rules and regulations promulgated thereunder, the Washoe County, Nevada Code and the rules and regulations promulgated thereunder, the Clark County, Nevada Code and the rules and regulations promulgated thereunder, the Mississippi Gaming Control Act and the rules and regulations promulgated thereunder, the rules and regulations of the Mississippi State Tax Commission, the codes, rules and regulations of Harrison County, Mississippi, the Louisiana Riverboat Economic Development and Gaming Control Act and the rules and regulations promulgated thereunder, the rules and regulations of the Louisiana Riverboat Gaming Enforcement Division of the Louisiana State Police, the codes, rules and regulations of Jefferson Parish, Louisiana, the rules and regulations of the Indiana Gaming Commission, the codes, rules and regulations of Switzerland County, Indiana and any federal or state laws relating to currency transactions.

          (c) Except as disclosed in Section 5.17 of the Company Disclosure Schedule, to the best knowledge of the Company, neither the Company nor any Significant Subsidiary of the Company nor any director, officer or gaming manager of the Company or any Significant Subsidiary of the Company has received any written claim, demand, notice, complaint, court order or administrative order from any Governmental Entity in the past three years, asserting that a license of it or them, as applicable, under any Company Gaming Laws, should be revoked or suspended. Neither the Company nor any of its Significant Subsidiaries knows of any facts, which if known to the regulators under the Company Gaming Laws could reasonably be expected to result in the revocation or suspension of a license of it or them, or of any officer, director or gaming manager, under any Company Gaming Laws or would be reasonably expected to disqualify it or them from licensing under the Parent Gaming Laws. Neither the Company nor any of its Significant Subsidiaries has suffered a suspension or revocation of any material license held under the Company Gaming Laws.

          Section 5.18  Liabilities.  Except as disclosed in the most recent
                        -----------
Company SEC Reports filed and publicly available prior to the date of this Merger Agreement or as disclosed in Section 5.18 of the Company Disclosure Schedule, and except for liabilities and operations incurred in the ordinary course of business since the date of the most recent consolidated balance sheet included in such Company SEC Reports, neither the Company nor any of its subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) of any nature required by generally accepted accounting principles to be set forth on a consolidated balance sheet of the Company or in the notes thereto.

          Section 5.19  Taxes.  Except as disclosed in Section 5.19 of the
                        -----
Company Disclosure Schedule, each of the Company and its subsidiaries has filed all tax returns required to be filed by any of them and has paid (or the Company has paid on its behalf), or has set up an adequate reserve for the payment of, all taxes required to be paid in respect of the periods covered by such returns (except where the failure to pay would not reasonably be expected to have a Company Material Adverse Effect). The information contained in such tax returns is true, complete and accurate in all material respects. Except as disclosed in
Section 5.19 of the Company Disclosure Schedule, neither the Company nor any subsidiary of the Company is delinquent in the payment of any tax, assessment or governmental charge, except where such delinquency would not reasonably be expected to have a Company Material Adverse Effect. Except as disclosed in
Section 5.19 of the Company Disclosure Schedule, no deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that have not been finally settled or paid in full, which would reasonably be expected to have a Company Material Adverse Effect, and no requests for waivers of the time to assess any such tax are pending. For the purposes of this Merger Agreement, the term "tax" shall include all Federal,
                                             ---
state, local and foreign income, profits, franchise, gaming, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties and assessments of any nature whatsoever together with all interest, penalties and additions imposed with respect to such amounts.

          Section 5.20  Certain Agreements.  (a) Except as disclosed in the
                        ------------------
Company SEC Reports filed prior to the date of this Merger Agreement or in
Section 5.20 of the Company

Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to Indebtedness in an amount exceeding $500,000, (ii) other contract, agreement or commitment to be performed after the date hereof which would be a material contract (as defined in Item 601(b)(10) of Regulation S-K of the Commission), or (iii) contract, agreement, or commitment which materially restricts the conduct of any line of business by the Company. Except as disclosed in the Company SEC Reports or as disclosed in Section 5.20 of the Company Disclosure Schedule, (i) there is no material breach or violation of or default by the Company or any of its subsidiaries under any indenture, note, credit agreement, loan document, lease, license or other agreement including, but not limited to, any Company Benefit Plan ("Company Contracts"), whether or not such breach, violation or default has been waived, and (ii) no event has occurred which, with notice or lapse of time or both, would constitute a material breach, violation or default, or give rise to a right of termination, modification, cancellation, foreclosure, imposition of a lien, prepayment or acceleration under such Company Contracts, which breach, violation or default referred to in clauses (i) or (ii), alone or in the aggregate with other such breaches, violations or defaults referred to in clauses (i) or (ii), would reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as disclosed in Section 5.20 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any oral or written agreement which by its terms directly obligates any parent (i.e. any entity owning more than 50% of the Company's voting securities) of the Company with respect to any of the Company's obligations under such agreement (it being understood that a "successors and assigns" provision in any such agreement shall not be deemed to be such a term) and which would reasonably be expected (if Parent became such a parent) to have a Parent Material Adverse Effect.

          Section 5.21  Insurance.  The Company and its Significant Subsidiaries
                        ---------
have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is reasonably prudent, and each has maintained in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of the activities of the Company or its Significant Subsidiaries or any of any properties owned, occupied or controlled by the Company or its Significant Subsidiaries, which are of the type and in amounts customarily carried by persons conducting businesses similar to those of the Company and its subsidiaries ("Company Insurance Policies"). There is no material claim by the Company or any of its subsidiaries pending under any of the material Company Insurance Policies.

          Section 5.22  Intellectual Property.  Section 5.22 of the Company
                        ---------------------
Disclosure Schedule lists all (i) trademark and service mark registrations and applications owned by the Company or any of its subsidiaries and (ii) trademark, service mark and trade name license agreements to which the Company or any of its subsidiaries is a party. Except as disclosed in Section 5.22 of the Company Disclosure Schedule, the Company and its subsidiaries own or possess adequate and enforceable rights to use all material trademarks, trademark applications, trade names, service marks, trade secrets (including customer lists and customer databases), copyrights, patents, licenses, know-how and other proprietary intellectual property rights as are necessary in connection with the businesses of the Company and its subsidiaries as currently conducted or as the Company proposes to conduct such businesses without material restrictions or material conditions on use, and, to the best knowledge of the Company, there is no conflict with the rights of the Company and its subsidiaries therein or any conflict by them with the rights of others therein which, individually or in the aggregate, insofar as reasonably can be foreseen, could have a Company Material Adverse Effect. The Company has taken and will take all actions and necessary precautions to preserve the confidentiality of its trade secrets (including customer lists and customer databases) except where the failure to take such actions or precautions would not reasonably be expected to have a Company Material Adverse Effect.

          Section 5.23  Environmental Laws.  (a)  Except as disclosed in Section
                        ------------------
5.23 of the Company Disclosure Schedule, with respect to the Company or any of its subsidiaries or the Company Real Property (as defined herein), there are no
(i) past, present or anticipated violations of Environmental Law(s), (ii) past, present or anticipated Releases of Hazardous Materials at the Company Real Property or, to the best of the Company's knowledge, upon any property adjacent to the Company Real Property that have affected or could reasonably be expected to affect the Company Real Property, (iii) past, present or anticipated generation of Hazardous Materials by the Company, or (iv) other past, present, threatened or anticipated actions, activities, circumstances, claims, conditions, demands, events, incidents, orders, requests for information, lawsuits or other proceedings, contractual obligations, or notices or receipts of notices, which, individually or in the aggregate, have given rise to or which could reasonably be expected to give rise to any liability, damage, cost, penalty and/or expense, whether under or pursuant to any common law theory or any Environmental Law(s), which liability, damage, cost penalty and/or expense, either individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. The

Company has furnished (and until the Closing will furnish) to Parent true, accurate and complete copies of all documents in its possession, custody or control pertaining to the foregoing. Except as disclosed in Section 5.23 of the Company Disclosure Schedule, to the best knowledge of the Company, no portion of the Company Real Property has been used for the manufacture, processing, storage, disposal, transport or handling of Hazardous Materials the result of which could reasonably be expected to have a Company Material Adverse Effect.

          (b) Except as disclosed in Section 5.23 of the Company Disclosure Schedule, Company and its subsidiaries possess and are in compliance with and will maintain in full force, effect and compliance until the Closing all permits, licenses, registrations, permissions, authorizations or other approvals (collectively, "Permits") necessary to comply with all applicable Environmental Law(s), except for Permits or compliance with Permits which, either individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          Section 5.24  Real Property.  (a) Section 5.24 of the Company
                        -------------
Disclosure Schedule identifies all real property owned by the Company and its subsidiaries (the "Company Owned Property") and all real property leased or
                   ----------------------
operated by the Company and its subsidiaries (the "Company Leased Property").
                                                   -----------------------
The Company Owned Property and the Company Leased Property shall be referred to collectively as the "Company Real Property".
                     ---------------------

          (b) The Company and its subsidiaries have good and marketable fee simple absolute title to the Company Owned Property, and the right to use the Company Leased Property, free and clear of any and all liens, encumbrances, restrictions, leases, options to purchase, options to lease, conditions, covenants, assessments, defects, claims or exceptions, except for the exceptions described on Schedule 5.24 of the Company Disclosure Schedule or as shown on the policies of title insurance or preliminary title reports (if more recent) attached as part of the Company Disclosure Schedule.

          (c) True and correct copies of the documents under which the Company Owned Property and Company Leased Property is leased or operated (the "Lease
                                                                       -----
Documents") have been delivered to Parent.  The Lease Documents are unmodified
- ---------
and in full force and effect, and there are no other agreements, written or oral, between the Company or any of its subsidiaries and any third parties claiming an interest in the interest of the Company or any of its subsidiaries in the Company Owned Property, Company Leased Property or otherwise relating to the use and occupancy of the Company Owned Property or Company Leased Property. Neither the Company, any of its subsidiaries nor any other party is in material default under the Lease Documents, and no defaults (whether or not subsequently cured) by the Company, any of its subsidiaries nor any other party have been alleged thereunder. To the best knowledge of the Company and its subsidiaries, each landlord named in any of the Lease Documents is not in material default thereunder, and no material defaults (whether or not subsequently cured) by such landlord have been alleged thereunder.

          (d) Except as disclosed in Section 5.24 of the Company Disclosure Schedule, (i) the Company Real Property complies with, and is operated in accordance with, all applicable laws, (including without limitation all Environmental Laws to the extent stated in Section 5.23 as supplemented by the Company Disclosure Schedule) affecting the Company Real Property or the ownership, improvement, development, possession, use, occupancy or operation thereof, and with any and all liens, encumbrances, agreements, covenants, conditions and restrictions (collectively, "Restrictions") affecting the Company
                                            ------------
Real Property, except where the failure to comply, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect; (ii) to the best knowledge of the Company and its subsidiaries, no land or property adjacent to the Company Real Property is in material violation of any applicable laws, regulations or Restrictions, except for such violations which, individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect; (iii) there are no material defects in the physical condition of the Company Real Property or the improvements located on the Company Real Property, except for defects which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect; and (iv) neither the Company nor any Significant Subsidiary of the Company has received any notice from any governmental body (a) requiring it to make any material repairs or changes to the Company Real Property or the improvements located on the Company Real Property or (b) giving notice of any material governmental actions pending, except for such repairs, changes or actions which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

          (e) Except as disclosed in Section 5.24 of the Company Disclosure Schedule, there is no action, proceeding or litigation pending (or, to the best knowledge of the Company, contemplated or threatened): (i) to take all or any portion of the Company Real Property, or any interest therein, by eminent domain; (ii) to modify the zoning of, or other governmental rules or restrictions applicable to, the Company Real Property or the use or development thereof; (iii) for any street widening or changes in highway or traffic lanes or patterns in the immediate vicinity of the Company Real Property; or (iv) otherwise relating to the Company Real Property or the interests of the Company and its subsidiaries therein, or which otherwise would interfere with the use, ownership, improvement, development and/or operation of the Company Real Property.

          (f) Except as disclosed in Section 5.24 of the Company Disclosure Schedule, no portion of the Company Real Property or the roads immediately adjacent to the Company Real Property: (i) is situated in a "Special Flood Hazard Area," as set forth on a Federal Emergency Management Agency Flood Insurance Rate Map or Flood Hazard Boundary Map; (ii) to the best knowledge of the Company, was the former site of any public or private landfill, dump site, retention basin or settling pond; (iii) to the best knowledge of the Company, was the former site of any oil or gas drilling operations; (iv) to the best knowledge of the Company, was the former site of any experimentation, processing, refining, reprocessing, recovery or manufacturing operation for any petrochemicals; or (v) has any defect or condition which would materially impair either (a) the current use of the Company Real Property or (b) the use of the Company Real Property for gaming or other currently contemplated activities, as applicable.

          (g) The parcels constituting the Company Real Property are assessed separately from all other adjacent property for purposes of real property taxes.

          (h) Except as disclosed in Section 5.24 of the Company Disclosure Schedule, (i) all improvements on the Company Real Property are in compliance with current building codes, to the extent applicable and (ii) the Company has not received any written notices of any material violations of any applicable building codes relating to the Company Real Property which have not been remedied.

          (i) The Company Real Property is connected to and serviced by adequate water, sewage disposal, gas and electricity facilities in accordance with all applicable laws, statutes, ordinances, rules and regulations of all public or quasi public authorities having or claiming jurisdiction thereover. All material systems (heating, air conditioning, electrical, plumbing and the like) for the basic operation of the Company Real Property are operable and in good condition (ordinary wear and tear excepted).

          (j) There are no material commitments to or agreements with any governmental authority or agency (federal, state or local) affecting the Company Real Property which are not listed in Schedule 5.24 of the Company Disclosure Schedule or described in the Company SEC Reports.

          (k) Except as disclosed in Section 5.24 of the Company Disclosure Schedule or as shown in the policies of title insurance or preliminary title reports (if more recent) delivered previously to Parent, there are no commitments, agreements, understandings or other Restrictions materially adversely affecting Company's ability to utilize the Company Real Property for its intended purposes or to improve or develop or effect expansion of Company's business on the Company Real Property in the manner currently contemplated.

          (l) There are no contracts or other obligations outstanding for the sale, exchange or transfer of any of the Company Real Property, or any portion of it, or the business operated thereon, except as disclosed on Schedule 5.24 of the Company Disclosure Schedule.

          Section 5.25  Title to Assets; Liens.  To the best knowledge of the
                        ----------------------
Company, each of the Company and each of its Significant Subsidiaries has sufficiently good and valid title to, or an adequate leasehold interest in, its material tangible personal properties and assets in order to allow it to conduct, and continue to conduct, its business as currently conducted or as the Company proposes to conduct such business. Such material tangible personal assets and properties are sufficiently free of liens to allow each of the Company and each of its subsidiaries to conduct, and continue to conduct, its business as currently conducted, or as the Company proposes to conduct such business and, to the knowledge of the Company, the consummation of the transactions contemplated by this Merger Agreement will not alter or impair such ability in any respect which individually or in the aggregate would be reasonably likely to have a Company Material Adverse Effect.

          Section 5.26  Labor Relations.  Except as disclosed in the Company SEC
                        ---------------
Reports or in Section 5.26 of the Company Disclosure Schedule, no strike or other labor dispute involving the Company or any of its subsidiaries is pending or, to the knowledge of the Company, threatened, and, to the knowledge of the Company, there is no activity involving any unorganized employees of the Company or any of its subsidiaries seeking to certify a collective bargaining unit or engaging in any other organization activity. Except as set forth in Section
5.26 of the Company Disclosure Schedule and as disclosed in the Company SEC Reports, since December 31, 1995, there has not been any adoption or amendment in any material respect by the Company or any of its subsidiaries of any collective bargaining agreement. Other than those filed as exhibits to the Company SEC Reports, Section 5.26 of the Company Disclosure Schedule lists all collective bargaining agreements of the Company or any of its subsidiaries.

          Section 5.27  Company Disclosure Schedule.  Notwithstanding anything
                        ---------------------------
in this Merger Agreement to the contrary, disclosure by the Company under one Section of the Company Disclosure Schedule shall be deemed to be disclosure for all other purposes on the Company Disclosure Schedule for which such disclosure may be relevant.

          Section 5.28  No Material Adverse Effect.  Except as disclosed in the
                        --------------------------
Company SEC Reports or in the Company Disclosure Schedule, the Company is not aware of any fact which, alone or together with another fact, would reasonably be expected to result in a Company Material Adverse Effect.

          Section 5.29  No Ownership of Parent Common Stock by Company
                        ----------------------------------------------
Interested Stockholders.  Neither the Company nor any "interested stockholder"
- -----------------------
of the Company (within the meaning of Section 203 of the DGCL) beneficially owns any shares of Parent Common Stock.

                                   ARTICLE VI

                  REPRESENTATIONS AND WARRANTIES REGARDING SUB

          Parent and Sub jointly and severally representand warrant to the Company as follows:

          Section 6.1  Organization.  Sub is a corporation duly organized,
                       ------------
validly existing and in good standing under the laws of the State of Delaware. Sub has not engaged in any business (other than certain organizational matters) since it was incorporated. Complete and correct copies as of the date hereof of the Certificate of Incorporation, By-laws, and other governing documents of Sub have previously been delivered to the Company.

          Section 6.2  Capitalization.  The authorized capital stock of Sub
                       --------------
consists of 1,000 shares of Common Stock, par value $0.01 per share, 1,000 shares of which are validly issued and outstanding, fully paid and nonassessable and are owned by Parent free and clear of all liens, claims and encumbrances.

          Section 6.3  Authority Relative to this Merger Agreement.  Sub has the
                       -------------------------------------------
requisite corporate power and authority to enter into this Merger Agreement and to carry out its obligations hereunder. The execution and delivery of this Merger Agreement and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and sole stockholder in accordance with the provisions of Section 251 of the DGCL and Sub's Certificate of Incorporation and Bylaws, and no other corporate proceedings on the part of Sub are necessary to authorize this Merger Agreement and the transactions contemplated hereby. Except as referred to herein or in connection, or in compliance, with the provisions of the HSR Act, the Securities Act, the Exchange Act, and the environmental, corporation, securities or blue sky laws or regulations of the various states, no filing or registration with, or authorization, consent or approval of, any public body or authority is necessary for the consummation by Sub of the Merger or the transactions contemplated by this Merger Agreement, other than filings, registrations, authorizations, consents or approvals the failure to make or obtain would not prevent the consummation of the transactions contemplated hereby.


                                  ARTICLE VII

                     CONDUCT OF BUSINESS PENDING THE MERGER

          Section 7.1  Conduct of Business by Parent and the Company Pending the
                       ---------------------------------------------------------
Merger.  During the period from the date of this Merger Agreement and continuing
- ------
until the Effective Date, the Company and Parent each agree as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Merger Agreement or as set forth in Section 7.1 of the Parent Disclosure Schedule or the Company Disclosure Schedule, as the case may be, or except to the extent that the other party shall otherwise consent in writing):

             (i) Each party shall, and shall cause its subsidiaries to, carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, and shall, and shall cause its subsidiaries to, use their reasonable best efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them. Each party shall, and shall cause its subsidiaries to, (a) maintain insurance coverages and its books, accounts and records in the usual manner consistent with prior practices; (b) comply in all material respects with all laws, ordinances and regulations of Governmental Entities applicable to such entity and its subsidiaries; (c) maintain and keep its properties and equipment in good repair, working order and condition, ordinary wear and tear excepted; and (d) perform in all material respects its obligations under all contracts and commitments to which it is a party or by which it is bound, in each case other than where the failure to so maintain, comply or perform, either individually or in the aggregate, would reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be. Neither the Company nor Parent shall take any action which would reasonably be expected to adversely affect or delay the ability of either the Company or Parent to obtain any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or to perform its covenants and agreements under this Merger Agreement (other than activities otherwise permitted under this Merger Agreement);

             (ii) neither the Company nor Parent shall or propose to (A) sell, transfer, mortgage, encumber, dispose or pledge or agree to sell or pledge any capital stock owned by it in any of its subsidiaries, (B) amend its Certificate of Incorporation or By-laws, (C) split, combine or reclassify its outstanding capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or Parent, as the case may be, or declare, set aside or pay any dividend or other distribution payable in cash, stock or property (other than (i) with respect to Parent (a) the regular dividends on Parent's $70 Convertible Preferred Stock (b) a wholly owned subsidiary of Parent may declare and pay a dividend to Parent and
     (c) any subsidiary of Parent may make a distribution or payment required under any of its existing agreements or agreements entered into in respect of new projects listed on Section 7.1 of the Parent Disclosure Schedule, and (ii) with respect to the Company (a) a wholly owned subsidiary of the Company may declare and pay a dividend to the Company and (b) any sub-sidiary of the Company may make a distribution or payment required under any of its existing agreements or agreements entered into in respect of new projects listed on Section 7.1 of the Company Disclosure Schedule, or (D) directly or indirectly redeem, purchase or otherwise acquire or agree to redeem, purchase or otherwise acquire any shares of Company or Parent capital stock, as the case may be;

             (iii) neither party shall, nor shall it permit any of its subsidiaries to, (A) except as required by this Merger Agreement, issue, deliver or sell or agree to issue, deliver or sell any additional shares of, or rights of any kind to acquire any shares of, its capital stock of any class, any Indebtedness or any option, rights or warrants to acquire, or securities convertible into, shares of capital stock other than issuances of Company Common Stock or Parent Common Stock, as the case may be, (1) pursuant to the exercise of employee stock options or warrants outstanding on the date hereof and disclosed in this Merger Agreement or issued thereafter in accordance with the terms of this Merger Agreement pursuant to the Company Stock Option Plan or the Parent Stock Option Plan, as the case may be, (2) (x) pursuant to the authorization, issuance and grant of stock options pursuant to the Company Stock Option Plan to employees of the Company to purchase shares that do not exceed an aggregate of 375,000 shares of Company Common Stock plus stock options granted to newly hired employees (provided that the Company will not authorize, issue or grant any stock options to its Chief Executive Officer or Chief Operating Officer without Parent's consent) and (y) pursuant to the authorization, issuance and grant of stock options pursuant to the Parent Stock Option Plan to employees of Parent to purchase shares that do not exceed remaining available shares of Parent Common Stock under the Parent Stock Option Plan plus stock options granted to newly hired employees (provided that Parent will not authorize, issue or grant any stock options to its Chief Executive Officer without the Company's consent) and pursuant to the authorization, issuance and grant of shares of Parent Common Stock under the Directors Deferred Compensation Plan; and (3) upon the exercise of other outstanding rights to acquire stock or issue stock pursuant to existing agreements as set forth in
     Section 7.1 of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be; (B) acquire, lease or dispose or agree to acquire, lease or dispose of any capital assets or any other assets, or make any capital expenditures aggregating over $5 million, other than
     (x) in the ordinary course of business or (y) pursuant to contracts or agreements in force at the date of this Merger Agreement or (z) pursuant to plans disclosed in Section 7.1 of the Parent Disclosure Schedule or the Company Disclosure Schedule, as the case may be; (C) incur additional Indebtedness or encumber or grant a security interest in any asset or enter into any other material transaction other than in each case in the ordinary course of business; (D) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, except that such party may create new wholly owned subsidiaries in the ordinary course of business; (E) except for transactions in the ordinary course of business, enter into or terminate any contract or agreement, or make any changes in any of its leases or contracts, in each case that is material to such party, other than renewals of contracts and leases without materially adverse changes in the terms thereof; or (F) enter into any contract, agreement, commitment or arrangement with respect to any of the foregoing;

             (iv) except as previously disclosed to the other party in the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, and except as otherwise contemplated by this Merger Agreement, each party shall not, nor shall it permit, any of its subsidiaries to, except as required to comply with applicable law and except as provided in Section
     8.6 hereof, (A) adopt, enter into, terminate or amend any bonus, profit sharing, compensation, severance, termination, stock option, pension, retirement, deferred compensation, employment or other Company Benefit Plan or Parent Benefit Plan, as the case may be, agreement, trust, fund or other arrangement for the benefit or welfare of any director, officer or current or former employee, other than in the ordinary course of business, (B) increase in any manner the compensation or fringe benefit of any director, officer or employee (except for normal increases in the ordinary course of business and that, in the aggregate, do not result in a material increase in benefits or compensation expense to such party and its subsidiaries relative to the level in effect prior to such amendment), (C) pay any benefit not provided under any existing plan or arrangement, (D) grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Company Benefit Plan or Parent Benefit Plan (including, without limitation, the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any benefit plans or agreements or awards made thereunder) (other than such plans and arrangements (other than stock options, which are covered under subparagraph (iii) above) which are made in the ordinary course of business), (E) take any action to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Company Benefit Plan or Parent Benefit Plan, as the case may be, other than in the ordinary course of business, (F) adopt or amend in any material respect any collective bargaining agreement, other than in the ordinary course of business and provided that no such adoption or amendment would reasonably be expected, individually or in the aggregate, to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be, or (G) adopt, enter into, amend or terminate any contract, agreement, commitment or arrangement to do any of the foregoing;

             (v) each party shall not, nor shall it permit any of its subsidiaries to, make any investments in non-investment grade securities exceeding $10 million provided, however, that (x) such party will be
                           --------  -------
     permitted to create new wholly owned subsidiaries in the ordinary course of business, (y) Parent or its affiliates will be permitted to acquire, upon the prior written approval of the Company, any amount of the Company's
     11 1/2% First Mortgage Notes due 2003, and (z) any such investments pursuant to clauses (x) and (y) shall not count toward such $10 million investment limit;

             (vi) neither party shall, nor shall it permit any of its subsidiaries to, settle any claim, action or proceeding involving money damages not covered by applicable insurance which is material to the Company or Parent, as applicable, (x) except in the ordinary course of business, (y) except for settlement of the pending class and derivative actions relating to Parent substantially in accordance with the current proposed settlement terms and
     (z) either party may settle any claim, action or proceeding which, as of the date hereof, has been disclosed in the Parent SEC Reports or the Parent Disclosure Schedule or the Company SEC Reports or the Company Disclosure Schedule, as the case may be;

             (vii) each party will not and will not permit any of its subsidiaries to change, in any material respect, any of its accounting principles, or to change, in any material respect, its accounting policies or procedures (including any material change in any assumption underlying, or method of calculating, any bad debt, contingency or other reserve), except as may be required by GAAP;

             (viii) each party will not, and will not permit any of its subsidiaries to, make any tax election or settle or compromise any tax liability or agree to an extension of a statute of limitations (except for elections, settlements, compromises or extensions of statutes of limitations that are consistent with such party's reserves as reflected on its financial statements or which are not, individually or in the aggregate, material to such party and its subsidiaries taken as a whole);

             (ix) each party shall not knowingly, nor shall it permit any of its subsidiaries to knowingly, take or cause to be taken any action, whether before or after the Effective Date, which would disqualify the Merger as a "reorganization" within the meaning of Section 368(a) of the Code; and

             (x) each party shall not, nor shall it permit any of its subsidiaries to, authorize or enter into any contract, agreement, commitment or arrangement to do any of the foregoing.

Notwithstanding anything in this Section 7.1 to the contrary, neither Parent nor its subsidiaries nor the Company nor its subsidiaries shall be prohibited from engaging in acquisitions or new projects seeking to expand their respective businesses which (x) are disclosed to the other party in Section 7.1 of the Parent Disclosure Schedule or the Company Disclosure Schedule, as the case may be, (y) do not involve an investment or other consideration (including the amount of any borrowings), individually or in the aggregate, in an amount exceeding ten percent (10%) of such party's total consolidated assets immediately prior to entering into such acquisition or new project or (z) relate to any disposition by the Company or any of its subsidiaries of all or any portion of the Blue Diamond Project located in Las Vegas, Nevada (a "Blue
                                                                     ----
Diamond Disposition").
- -------------------

     Section 7.2  Conduct of Business of Sub.  During the period from the date
                  --------------------------
of this Merger Agreement to the Effective Date, Sub shall not engage in any activities of any nature except as provided in or contemplated by this Merger Agreement.

     Section 7.3  Notice of Breach.  Each party shall promptly give written
                  ----------------
notice to the other party upon becoming aware of the occurrence or, to its knowledge, impending or threatened occurrence, of any event which would likely
(a) cause any representation or warranty contained in this Merger Agreement to be untrue or inaccurate in any material respect at any time from the date of this Merger Agreement to the Effective Date, or (b) any failure of such party or of any of its officers, directors, employees or agents thereof, to comply with any covenant to be complied with under this Merger Agreement, and will use its reasonable best efforts to prevent or promptly remedy the same. Any such notification shall not be deemed an amendment of the Company Disclosure Schedule or the Parent Disclosure Schedule.


                                  ARTICLE VIII

                             ADDITIONAL AGREEMENTS

     Section 8.1  Access and Information.  Each of the Company and Parent and
                  ----------------------
their respective subsidiaries shall afford to the other and to the other's accountants, counsel and other representatives full access during normal business hours (and at such other times as the parties may mutually agree) throughout the period prior to the Effective Date to all of its properties, books, contracts, commitments, records and to its officers, employees, accountants, counsel and other representatives and, during such period, each shall, and shall cause their subsidiaries to, make available or furnish promptly to the other (i) a copy of each report, schedule, registration statement and other document filed or received by it pursuant to the requirements of federal or state securities laws, and (ii) all other information concerning its business, properties and personnel as the other may reasonably request. Each of the Company and Parent shall hold, and shall cause their respective employees and agents to hold, in confidence all such information in accordance with the terms of the Letter Agreement regarding confidentiality dated February 27, 1996 between Parent and the Company (the "Confidentiality Agreement"). No
                                     -------------------------
investigation by either of the parties or their respective representatives shall affect or otherwise obviate or diminish the representations, warranties, covenants or agreements, or conditions to the obligations of the other set forth herein.

     Section 8.2  Registration Statement/Proxy Statement.  As promptly as
                  --------------------------------------
practicable after the execution of this Merger

Agreement, the Company and Parent shall prepare and file with the Commission preliminary proxy materials which shall constitute the preliminary Proxy Statement and a preliminary prospectus with respect to the Parent Common Stock to be issued in connection with the Merger and which shall be in form and substance satisfactory to each of Parent and the Company. Each of Parent and the Company will use its reasonable best efforts to respond to any comments of the Commission. Each of Parent and the Company will notify the other promptly of the receipt of any comments from the Commission and of any request by the Commission for amendments or supplements to the Proxy Statement or the Registration Statement, and will supply the other party with copies of all correspondence between such party or any of its representatives and the Commission with respect to the Proxy Statement or the Registration Statement.
As promptly as practicable after comments are received from the Commission with respect to the preliminary proxy materials and after the furnishing by the Company and Parent of all information required to be contained therein, the Company shall file with the Commission the definitive Proxy Statement and Parent shall file with the Commission the definitive Proxy Statement and the Registration Statement and Parent and the Company shall use all reasonable efforts to cause the Registration Statement to become effective as soon thereafter as practicable, and the Company and Parent shall thereafter mail the definitive Proxy Statement to their respective stockholders. Whenever any event occurs that is required to be set forth in an amendment or supplement to the Proxy Statement or the Registration Statement, Parent or the Company, as the case may be, shall promptly inform the other party of such occurrence and cooperate in filing with the Commission and/or mailing to stockholders of Parent and the Company, such amendment or supplement. The Proxy Statement shall, subject to the provisions of Sections 3.6 and 8.10, include the recommendations of the Board of Directors of Parent in favor of the Parent Share Proposal and the Board of Directors of the Company in favor of the Merger.

     Section 8.3  Regulatory Approvals.
                  --------------------

     (a) The parties hereto shall cooperate with each other and use reasonable best efforts (and, with respect to Parent Gaming Laws and Company Gaming Laws, shall use reasonable best efforts to cause their respective directors and officers to do so) to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Merger Agreement (including without limitation the Merger) ("Governmental Approvals"), and to comply (and, with
                         ----------------------
respect to Parent Gaming Laws and Company Gaming Laws, to cause their respective directors and officers to so comply) with the terms and conditions of all such permits, consents, approvals and authorizations of all such Governmental Entities. Each of the parties hereto and their respective officers, directors and affiliates shall use their reasonable best efforts to file within 30 days after the date hereof (or, in the case of any required Governmental Approvals under Indiana gaming laws, within 30 days after the receipt of the notification that the appropriate Indiana Governmental Entity has issued a certificate of preliminary approval of the Company's contemplated Switzerland County, Indiana project (the "Indiana Preliminary Approval")), and in all events shall file within 60 days after the date hereof (or, in the case of any required Governmental Approvals under Indiana gaming laws, within 60 days after receipt of the Indiana Preliminary Approval) all required initial applications and documents in connection with obtaining the Governmental Approvals (including without limitation under applicable Parent Gaming Laws and Company Gaming Laws) and shall act reasonably and promptly thereafter in responding to additional requests in connection therewith. Parent and the Company shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to Parent or the Company, as the case may be, and any of their respective subsidiaries, directors, officers and stockholders which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Merger Agreement. Without limiting the foregoing, each of Parent and the Company (the "Notifying Party") will notify the other promptly of the receipt of comments or requests from Governmental Entities relating to Governmental Approvals, and will supply the other party with copies of all correspondence between the Notifying Party or any of its representatives and Governmental Entities with respect to Governmental Approvals; provided, however, that it shall not be required to supply the other
           --------  -------
party with copies of correspondence relating to the personal applications of individual applicants except for evidence of filing.

     (b) Parent and the Company shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Merger Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval (as defined below) will not be obtained or that the receipt of any such approval will be materially delayed.

     Section 8.4  Affiliates; Voting Agreements.  (a) The Company shall use its
                  -----------------------------
reasonable best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities

Act) of the Company to deliver to Parent, as soon as practicable after the date of this Merger Agreement, and in any event prior to the date of the stockholders meetings called by Parent and the Company pursuant to Section 3.6 hereof, a written agreement, in the form of Exhibit 8.4(a) hereto.
                                  --------------

     (b) Concurrently with the execution and delivery of this Merger Agreement, as a condition and inducement to each party's willingness to enter into this Merger Agreement, the Company's Chief Executive Officer shall enter into a Voting Agreement with Parent and Parent's Chief Executive Officer shall enter into a Voting Agreement with the Company, such Voting Agreements to be dated the date hereof in the forms of Exhibits 8.4(b)(i) and (ii) hereto, pursuant to
                            ---------------------------
which the Company's Chief Executive Officer has agreed to vote his Company Common Stock in favor of the Merger and Parent's Chief Executive Officer has agreed to vote his Parent Common Stock in favor of the Parent Share Proposal.

     Section 8.5  NASDAQ/NMS Listing.  Parent shall use its best efforts to list
                  ------------------
on the NASDAQ National Market System, upon official notice of issuance, the Parent Common Stock to be issued pursuant to the Merger including shares of Parent Common Stock issuable upon exercise of Company Stock Options (as defined in Section 8.6(b) below).

     Section 8.6  Employee Arrangements.  (a)  After the Effective Date, Parent
                  ---------------------
shall, or shall cause the Surviving Corporation to, honor in accordance with their terms (as such terms may be amended from time to time to the extent not prohibited by this Merger Agreement) all employment, severance, consulting and other compensation contracts between the Company or any of its subsidiaries and any current or former director, officer or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Date under any Company Benefit Plan or agreement, each as of the date hereof except for changes thereto which are (i) permitted by this Merger Agreement, or (ii) otherwise agreed to by the parties hereto prior to the Effective Date. Parent agrees to provide employees of the Company with credit for all service with the Company or its affiliates for purposes of vesting and eligibility under any employee benefit plan, program or arrangement of Parent or its affiliates. Parent agrees that employees of the Company who continue to be employed by the Company after the Effective Date ("Continuing Employees") may
                                                   --------------------
continue to participate in their current Company sponsored employee benefit programs for a period of no less than one year after the Effective Date so long as they remain employed by the Company, provided that during such one-year
                                        --------
period Parent may substitute Parent sponsored employee benefit programs if such programs offer Continuing Employees benefits that are equal to or more favorable than benefits offered under the comparable Company sponsored employee benefit programs; and, provided
                                                                       --------
further, that Parent may change or discontinue any such Company program during
- -------
such one-year period with the consent of a majority of the Company Directors then on the Parent Board of Directors; and, provided further, that if any
                                            -------- -------
Continuing Employees participate in Parent employee benefit programs, such participation shall be on substantially the same terms and conditions as all other Parent employees similarly situated.

     (b) Parent acknowledges that, except as set forth in the Company Disclosure Schedule, the Company Stock Options (as defined herein) held by the officers of the Company shall become fully vested and exercisable as a result of the transactions contemplated hereby pursuant to the terms of such officers' employment agreements existing as of the date of this Merger Agreement.

     (c) At the Effective Date, all rights with respect to the Company's Common Stock pursuant to stock options ("Company Stock Options") granted under Company
                                  ---------------------
Benefit Plans which are outstanding on the Effective Date shall be converted into and become rights with respect to Parent Common Stock, and Parent shall assume each Company Stock Option, in accordance with the terms, as of the date hereof, of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Date, (i) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Stock Option shall be equal to the number of shares of Company Common Stock subject to such Company Stock Option immediately prior to the Effective Date multiplied by the Exchange Ratio rounded up or down, as the case may be, to the nearest whole integer, and (iii) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under each such Company Stock Option by the Exchange Ratio, with such exercise price per share rounded up or down, as the case may be, to the nearest whole cent; provided, however, that each such Company Stock Option
                    --------  -------
shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, stock dividend, recapitalization or other similar transaction subsequent to the Effective Date. In connection with the execution of this Merger Agreement, the Company shall have the right, in its sole discretion, to lower the exercise price of any outstanding Company Stock Option to no less than the higher of (x) the per share closing price of the Company Common Stock on the NASDAQ National Market on the trading date immediately prior to the date of the Company's Board of Directors meeting at which this Merger Agreement and the transactions contemplated hereby was approved or (y) the product of (A) the per share closing price of the Parent Common Stock on the NASDAQ National Market on the trading date immediately prior to the date of the Company Board of Directors meeting at which this Merger Agreement and the transactions contemplated hereby was approved and (B) the Exchange Ratio. The Company acknowledges that Parent shall have the right to adjust the exercise price of any or all outstanding options to purchase Parent Common Stock to the same equivalent price.

     (d) Nothing in this Section 8.6 shall be interpreted as preventing Parent or its subsidiaries from amending, modifying or terminating any Company Benefit Plans or other Company sponsored employee benefit programs after the first anniversary of the Effective Date (or prior thereto with the consent of a majority of the Company Directors then on the Parent Board of Directors) in accordance with their terms and applicable law.

     (e) On or before the first Business Day after the Effective Date, Parent shall deliver to each holder of a Company Stock Option a document evidencing the foregoing assumption of such Company Stock Option by Parent. As soon as reasonably practicable but in all events within 10 days (or if such tenth day is not a Business Day, then on or before the next succeeding Business Day) after the Effective Date, Parent shall file a registration statement on Form S-8 to cover such assumed Company Stock Options, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such Company Stock Options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Benefit Plans assumed pursuant to this Section 8.6 in a manner that complies with Rule 16b-3 promulgated by the Commission under the Exchange Act.

     Section 8.7  Indemnification.  (a) Upon the Effective Date, Parent shall
                  ---------------
assume all of the obligations of the Company under the Company's existing indemnification agreements with each of the directors and officers of the Company, as such agreements relate to the indemnification of such persons for expenses and liabilities arising from facts or events which occurred on or before the Effective Date or relating to the Merger or transactions contemplated by this Merger Agreement.

     (b) Parent agrees that all rights to indemnification existing in favor of the directors, officers or employees of the Company as provided in the Company's Certificate of Incorporation or By-Laws, as in effect as of the date hereof, with respect to matters occurring through the Effective Date, shall survive the Merger and shall continue in full force and effect for a period of not less than six years from the Effective Date. The By-laws of the Surviving Corporation shall contain provisions identical with respect to indemnification to those set forth in Article V of the Amended and Restated By-laws of the Company as in effect on the date of this Merger Agreement, which provisions and Article Eighth of the Amended and Restated Certificate of Incorporation of the Company as in effect as of the date of this Merger Agreement shall not be amended, repealed or otherwise modified for a period of six years from the Effective Date in any manner that would adversely affect any rights of indemnification of persons covered thereby on the Effective Date.

     (c) Parent agrees to cause Surviving Corporation to maintain in effect for not less than six years, after the Effective Date the current policies of directors' and officers' liability insurance maintained by the Company with respect to matters occurring prior to the Effective Date; provided, however,
                                                          --------  -------
that (i) Parent or Surviving Corporation may substitute therefor policies of at least the same coverage (with carriers comparable to the Company's existing carriers) containing terms and conditions which are no less advantageous to the Indemnified Parties and (ii) Parent need only maintain such policies to the extent such insurance is available upon commercially reasonable terms; provided
                                                                       --------
that such insurance shall be deemed available upon commercially reasonable terms if the cost of premiums for such insurance coverage does not exceed 200% of the annual premium currently being paid by the Company, and provided, further, that
                                                        --------  -------
officers and directors of the Company may be required to make application and provide customary representations and warranties to Parent's or Surviving Corporation's insurance carrier for the purpose of obtaining such insurance.

     (d) From and after the Effective Date, the directors, officers and employees of the Company and its subsidiaries who become directors, officers or employees of Parent or any of its subsidiaries, except for the indemnification rights set forth in Section 8.7(a) and (b) or as otherwise provided by applicable law, shall have indemnification rights (with respect to their capacities as directors, officers or employees of Parent or any of its subsidiaries at or subsequent to the Effective Date), with prospective application only, to the extent provided in the Certificate of Incorporation or similar governing documents of Parent and its subsidiaries, as in effect from time to time after the Effective Date, as applicable, and provisions of applicable law as in effect from time to time after the Effective Date.

     Section 8.8  HSR Act.  The Company and Parent shall use their reasonable
                  -------
best efforts to file as soon as practicable notifications under the HSR Act in connection with the Merger and the transactions contemplated hereby, and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission (the "FTC") and the Antitrust
                       ---

Division of the Department of Justice (the "Antitrust Division") for additional
                                            ------------------
information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other governmental authority in connection with antitrust matters.

     Section 8.9  Additional Agreements.  (a)  Subject to the terms and
                  ---------------------
conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Merger Agreement, including using all reasonable efforts to obtain all necessary waivers, consents and approvals, to effect all necessary registrations and filings (including, but not limited to, filings under the HSR Act and with all applicable Governmental Entities) and to lift any injunction or other legal bar to the Merger (and, in such case, to proceed with the Merger as expeditiously as possible), subject, however, in the case of the Merger Agreement and the Parent Share Proposal, to the appropriate vote of the stockholders of the Company and Parent, respectively.

     (b) In case at any time after the Effective Date any further action is necessary or desirable to carry out the purposes of this Merger Agreement (including, without limitation, any merger between a subsidiary of Parent and a subsidiary of the Company) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities, franchises of any of the parties to the Merger, the proper officers and/or directors of Parent, the Company and the Surviving Corporation shall take all such necessary action.

     (c) Neither Parent nor any of its subsidiaries shall enter into any agreements or take any other action that would be reasonably likely to preclude Parent from obtaining the financing referred to in Section 9.2(d).

     Section 8.10  No Solicitation.  Each of the Company and Parent will
                   ---------------
immediately cease any existing discussions or negotiations with any third parties with respect to any Acquisition Proposal (as defined below). Neither the Company nor Parent shall, directly or indirectly, take (nor shall the Company nor Parent authorize or permit their respective subsidiaries, officers, directors, employees, representatives, investment bankers, attorneys, accountants or other agents or affiliates, to take) any action to (i) encourage, solicit or initiate the submission of any Acquisition Proposal, (ii) enter into any agreement with respect to any Acquisition Proposal or (iii) participate in any way in discussions or negotiations with, or furnish any information to, any person in connection with, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal, provided, however, that the
                                               --------  -------
Company or Parent, as the case may be, may, in response to an unsolicited bona fide Acquisition Proposal, participate in discussions or negotiations with or furnish information to a third party making such Acquisition Proposal, if all of the following events have occurred: (1) such third party has made a written proposal to the Board of Directors of the Company or Parent, as the case may be, to consummate an Acquisition Proposal which proposal identifies a price or range of values to be paid for the outstanding securities or substantially all of the assets of the Company or Parent, as the case may be, and if consummated, after consultation with the investment bankers for the Company or Parent, as the case may be, such Board of Directors has determined is reasonably likely to be financially more favorable to the stockholders of the Company or Parent, as the case may be, than the terms of the Merger (a "Superior Proposal"); (2) such
                                              -----------------
Board of Directors has determined, after consultation with its investment bankers, that such third party is financially capable of consummating such Superior Proposal; (3) such Board of Directors shall have determined, after consultation with its outside legal counsel, that the failure to participate in discussions or negotiations with or furnish information to such third party would result in a substantial risk of liability for a breach of the fiduciary duties of the members of such Board of Directors under applicable law; and (4) Parent or the Company, as the case may be, shall have been notified in writing of such Acquisition Proposal, including its principal financial and other material terms and conditions, including the identity of the person and its affiliates (if relevant) making such Acquisition Proposal.

Notwithstanding the foregoing, the Company or Parent, as the case may be, shall not provide any non-public information to such third party unless (1) it has prior to the date thereof provided such information to Parent or the Company, as the case may be, or its representatives, and (2) it has provided such non-public information pursuant to a non-disclosure agreement with terms which are at least as restrictive as the nondisclosure agreement heretofore entered into between the Company and Parent. In addition to the foregoing, the Company or Parent, as the case may be, shall not accept or enter into any agreement concerning a Superior Proposal for a period of not less than 36 hours after the other party's receipt of the notification in clause (4) of the preceding paragraph. Upon the occurrence of the events in the preceding paragraph and this paragraph, the Company or Parent, as the case may be, shall be entitled to (1) change its recommendation concerning the Merger, (2) accept such Superior Proposal, and (3) enter into an agreement with such third party concerning a Superior Proposal provided that the Company or Parent, as the case may be, shall immediately make payment in full to Parent or the

Company, as the case may be, of the cash fee and out-of-pocket expenses provided for in Section 10.5(b) or (c), as the case may be. Each of the Company and Parent will promptly communicate to the other party the principal terms of any proposal or inquiry, including the identity of the person and its affiliates making the same, that it may receive in respect of any such Acquisition Proposal, or of any such information requested from it or of any such negotiations or discussions being sought to be initiated with it regarding an Acquisition Proposal. "Acquisition Proposal" shall mean, with respect to any
                        --------------------
person, any tender or exchange offer, written or oral proposal for a merger, consolidation or other business combination involving the Company or Parent or any of their respective subsidiaries or any written or oral proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or Parent or any of their respective subsidiaries other than the transactions contemplated or permitted by this Merger Agreement. Notwithstanding anything in this Section 8.10 to the contrary, (i) neither the Company nor any of its subsidiaries shall be prohibited from authorizing or effecting a Blue Diamond Disposition and a Blue Diamond Disposition shall not be deemed to be an "Alternative Transaction" for any purpose under this Merger Agreement and (ii) nothing in this Section 8.10 shall affect the rights of the Boards of Directors of the Company or Parent to change its recommendation pursuant to Section 3.6 above. Notwithstanding the foregoing, Parent and the Company shall provide copies of this Section 8.10 to third parties who, on an unsolicited basis after the date of this Merger Agreement, contact such party regarding an Acquisition Proposal, provided that the party providing such copies shall concurrently notify the other party of such delivery of such copy.

     Section 8.11  Takeover Provisions Inapplicable.  The Company and Parent
                   --------------------------------
shall take all actions necessary to ensure that the consummation of the Merger and the other transactions contemplated hereby shall not render the restrictions of Section 203 of the DGCL applicable to such transactions.

     Section 8.12  Exception to Standstill Covenant.  Notwithstanding the
                   --------------------------------
standstill provisions of Section 8 of the Confidentiality Agreement (the "Standstill Provisions"), either party (the "Unrestricted Party") shall be free
- ----------------------                       ------------------
to take any of the actions prohibited by the Standstill Provisions, but shall to the extent practicable seek to cooperate with the other party with respect to a new Acquisition Proposal, upon the occurrence of any of the events described below:

     (a) the Unrestricted Party terminates this Merger Agreement pursuant to
Section 10.1(f); or

     (b) a Superior Proposal Termination where such other party accepts or recommends a Superior Proposal; or

     (c) the Unrestricted Party terminates this Merger Agreement pursuant to
Section 10.1(d) and within six (6) months of such termination (1) a third party proposes or commences an Alternative Transaction with respect to such other party or makes or participates in a solicitation of proxies or consents with respect to the voting securities of such other party, or (2) such other party accepts or recommends to its stockholders an Alternative Transaction within such six-month period.

     Section 8.13  Reservation of Shares; Agreement to Issue Parent Common
                   -------------------------------------------------------
Stock. From and after the Effective Date, Parent shall at all times reserve and keep available for issue such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Company Stock Options. Parent agrees that, from and after the Effective Date, upon any exercise of the Warrants, the Louisiana Option, the Mississippi Option or the Resort Purchase Option (as such terms are defined or referenced in Section 5.3 of the Company Disclosure Schedule) for shares of stock, Parent shall issue shares of Parent Common Stock in lieu of shares of Company Common Stock, with adjustments as to the number of shares and exercise price as provided therein.


                                   ARTICLE IX

                              CONDITIONS PRECEDENT

     Section 9.1  Conditions to Each Party's Obligation to Effect the Merger.
                  ---------------------------------------- -----------------
The respective obligations of each party to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the following conditions:

     (a) This Merger Agreement and the transactions contemplated hereby shall have been approved and adopted by the requisite affirmative vote of the holders of the Company Common Stock (as described in Section 5.13) in accordance with applicable law.

     (b) The Parent Share Proposal shall have been approved by the requisite affirmative vote of the holders of the Parent Common Stock (as described in Section 4.13) in accordance with applicable law and the rules and regulations of the NASD.

     (c) The Parent Common Stock issuable in the Merger shall have been authorized for listing on the NASDAQ National Market System upon official notice of issuance.

     (d) The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

     (e) All consents, approvals, orders, authorizations of, or registrations, findings of suitability, licenses, declarations or filings with, any Governmental Entity in respect of Company Gaming Laws or Parent Gaming Laws required to consummate the transactions contemplated hereby (including changes in the composition of the Board of Directors of the Company and Parent, subject to the parties' obligation to select suitable substitute nominees pursuant to
Section 3.5) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals") and no such approval shall
               ------------------------------
contain any conditions, limitations or restrictions which the Board of Directors of either Parent or the Company reasonably determines in good faith will have or reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

     (f) The Registration Statement shall have become effective in accordance with the provisions of the Securities Act. No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and remain in effect nor shall have any proceedings seeking a stop order been initiated or threatened by the Commission. Parent shall have received all state securities or "blue sky" permits and other authorizations necessary to issue the shares of Parent Common Stock in the Merger.

     (g) No temporary restraining order, preliminary or permanent injunction or other order by any federal or state court in the United States which prevents the consummation of the Merger shall have been issued and remain in effect (each party agreeing to use its best efforts to have any such injunction lifted). There shall not be any action taken, or any statute, rule, regulation or order enacted entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.

     (h) No legislation shall have been adopted or proposed (with a reasonable likelihood of being adopted) in California that would prohibit the ownership of the combined company of Parent and the Company.

     Section 9.2  Conditions to Obligation of the Company to Effect the Merger.
                  ------------------------------------------ -----------------
The obligation of the Company to effect the Merger shall be subject to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by the Company:

     (a) The representations and warranties of Parent and Sub set forth in this Merger Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Parent Material Adverse Effect" contained in the specific representation or warranty) (i) as of the date hereof and (ii) as of the date of the Closing (provided that in the cases of clauses
(i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate would not reasonably be expected to have a Parent Material Adverse Effect, and the Company shall have received a certificate signed by the president and the chief financial officer of Parent and the president of Sub to such effect.

     (b) Each of Parent and Sub shall have performed in all material respects all obligations and covenants required to be performed by it under this Merger Agreement prior to or as of the date of the Closing, and the Company shall have received a certificate signed by the president and the chief financial officer of Parent and the president of Sub to such effect.

     (c) The Board of Directors of Parent shall consist of eleven members, comprised of four Company Directors and seven Parent Directors, the Executive Committee shall consist of five or six members, comprised of three or four Parent Members and two Company Members, and the Bylaw Amendment shall be in effect, all as provided in Section 3.5.

     (d) The Company shall have received written assurances from Parent that there will be available sufficient financing of up to $164.5 million to fund (i) the repurchase of the Company's outstanding 11 1/2% First Mortgage Notes due 2003 if put to the Company by the holders thereof in accordance with the terms of the Company's Indenture in connection with the transactions contemplated hereby and (ii) up to $60 million for future gaming projects, such written assurances to be in form and substance reasonably satisfactory to the Company.

     (e) There shall have been no material adverse change in the business, properties, assets, condition (financial or otherwise), liabilities or operations of Parent and its subsidiaries taken as a whole after the date of this Merger Agreement through the Effective Date; provided, however, that a
                                                  --------  -------
bankruptcy or foreclosure or deed in lieu of foreclosure or similar action involving Sunflower Racing, Inc. and/or its subsidiaries shall not constitute such a material adverse change nor shall litigation with respect thereto constitute such a material adverse change unless such litigation would reasonably be expected to result in a Parent Material Adverse Effect with respect to Parent and its subsidiaries other than Sunflower Racing, Inc. and its subsidiaries.

     (f) The Company and Parent shall have received all third-party consents and approvals required to be obtained by the Company or Parent in connection with the transactions contemplated hereby, under any contract to which the Company or Parent (or any of their respective subsidiaries) may be a party, including without limitation any consents that may be required pursuant to the Company's Indenture relating to its 11 1/2% First Mortgage Notes due 2003 (the "Noteholders Consent"), which consents and approvals are listed on Schedule
      -------------------
9 hereto, except for such third-party consents and approvals (other than the Noteholders Consent) as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (g) The Company shall have received a favorable opinion of Wilson Sonsini Goodrich & Rosati, based upon certain assumptions and factual representations of the Company, Parent and Sub and certain stockholders of the Company reasonably requested by such counsel, dated the Effective Date, to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of Section 368(a) of the Code.

     Section 9.3  Conditions to Obligations of Parent and Sub to Effect the
                  ---------------------------------------------------------
Merger.  The obligations of Parent and Sub to effect the Merger shall be subject
- ------
to the fulfillment at or prior to the Effective Date of the additional following conditions, unless waived by Parent:

     (a) The representations and warranties of the Company set forth in this Merger Agreement shall be true and correct (determined without regard to any materiality qualifiers, including without limitation "Company Material Adverse Effect" contained in the specific representation or warranty) (i) as of the date hereof and (ii) as of the date of the Closing (provided that in the cases of clauses (i) and (ii) any such representation and warranty made as of a specific date shall be true and correct as of such specific date), except for such inaccuracies that individually or in the aggregate would not reasonably be expected to have a Company Material Adverse Effect, and Parent and Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

     (b) The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Merger Agreement prior to or as of the date of the Closing, and Parent and Sub shall have received a certificate signed by the chief executive officer and the chief financial officer of the Company to such effect.

     (c) There shall have been no material adverse change in the business, properties, assets (financial or otherwise), liabilities or operations of the Company and its subsidiaries taken as a whole after the date hereof through the Effective Date; provided, however, that neither a Blue Diamond Disposition nor a
                --------  -------
decision by the Company not to exercise the

Resort Purchase Option (as such term is defined in Section 5.3 of the Company Disclosure Schedule) relating to Blue Diamond shall not constitute such a material adverse change.

     (d) Parent and the Company shall have received all third-party consents and approvals required to be obtained by the Company or Parent in connection with the transactions contemplated hereby, under any contract to which the Company or Parent (or any of their respective subsidiaries) may be a party, including without limitation any consents that may be required pursuant to the Company's Indenture relating to its 11 1/2% First Mortgage Notes due 2003, except for such third-party consents and approvals (other than the Noteholders Consent) as to which the failure to obtain, either individually or in the aggregate, would not reasonably be expected to result in a Company Material Adverse Effect or a Parent Material Adverse Effect, as the case may be.

     (e) Parent shall have received a favorable opinion of Irell & Manella LLP, based upon certain assumptions and factual representations of the Company, Parent, Sub and certain stockholders of the Company, reasonably requested by such counsel, dated the Effective Date, to the effect that the Merger will constitute a reorganization for Federal income tax purposes within the meaning of Section 368(a) of the Code.


                                   ARTICLE X

                       TERMINATION, AMENDMENT AND WAIVER

     Section 10.1  Termination.  This Merger Agreement may be terminated at any
                   -----------
time prior to the Effective Date, whether before or after the approval by the stockholders of the Company or Parent contemplated hereby:

          (a) by mutual consent of the Board of Directors of Parent and the Board of Directors of the Company; or

          (b) by either the Board of Directors of Parent or the Board of Directors of the Company if (i) any Governmental Entity which must grant a Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable (provided that the denial of a license under any Company Gaming Laws or Parent Gaming Laws to any one or more directors or officers of a party or a subsidiary of such party is not grounds for termination of this Merger Agreement and each party covenants and agrees that, in the event of such a denial of a license, or the notification (whether formally or informally) by the relevant Governmental Entity of an anticipated denial of a license or related approval, to one or more directors, officers or racing or gaming managers of such party or a subsidiary of such party, such party agrees to select alternative designees for licensing to replace the directors, officers or racing or gaming managers whose licenses were denied or are anticipated to be denied) or (ii) any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; or

          (c) by either Parent or the Company if the Merger shall not have been consummated on or before December 31, 1996, provided that if the Merger shall not have been consummated by such date due to failure to receive all Required Regulatory Approvals by such date, then such date shall be extended to June 30, 1997, and provided further that the right to terminate this Merger Agreement pursuant to this Section 10.1(c) shall not be available to any party whose action or failure to act has been the cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constituted a breach of this Agreement; or

          (d) by either the Board of Directors of Parent or the Board of Directors of the Company if the other party shall have breached (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein, and in either case, such breach (x) is not cured within thirty (30) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article X hereof; or

          (e) by either the Board of Directors of Parent or the Board of Directors of the Company if any approval of the stockholders of Parent or the Company contemplated by this Merger Agreement shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment or postponement thereof; or

          (f) by either the Board of Directors of Parent or the Board of Directors of the Company, if, without the consent of such party, the Board of Directors of the other party (x) shall have failed to recommend, or shall have withdrawn, modified or changed in a manner adverse to the terminating party its approval or recommendation, of this Merger Agreement and the transactions contemplated hereby (in the case of the Company) or the Parent Share Proposal (in the case of Parent), or (y) shall have submitted or recommended to the stockholders of such other party or shall have approved an Alternative

     Transaction (as defined in Section 10.5), or (z) shall have publicly announced its intention to do any of the foregoing; or

          (g) by either the Board of Directors of Parent or the Board of Directors of the Company, if either party shall have accepted or recommended to its stockholders a Superior Proposal (a "Superior Proposal
                                                             -----------------
     Termination") (provided that in the case of a termination by the party
     -----------
     accepting or recommending a Superior Proposal pursuant to this Section 10.1(g), such party shall have paid to the other party all amounts owing under Section 10.5(b) or (c), as the case may be); or

          (h) by either the Board of Directors of Parent or the Board of Directors of the Company if a condition to such party's performance set forth in Article IX shall not have been satisfied at any time prior to the Closing and such condition shall be impossible to satisfy.

     Section 10.2  Effect of Termination.  In the event of termination of this
                   ---------------------
Merger Agreement by either Parent or the Company, as provided above, this Merger Agreement shall forthwith become void and (except for the willful breach of this Merger Agreement by any party hereto) there shall be no liability on the part of either the Company, Parent or Sub or their respective officers or directors; provided that Sections 10.2 (effect of termination), 10.5 (fees and expenses) and Article XI (general) shall survive the termination.

     Section 10.3  Amendment.  To the fullest extent permitted by applicable
                   ---------
law, this Merger Agreement may be amended by the parties hereto, by or pursuant to action taken by their respective Boards of Directors, at any time before or after the approvals contemplated hereby by the stockholders of the Company and Parent, but, after such approval, no amendment shall be made which by law requires further approval of the stockholders, without the further approval of such stockholders. This Merger Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

     Section 10.4  Waiver.  At any time prior to the Effective Date, the parties
                   ------
hereto, by or pursuant to action taken by their respective Boards of Directors, may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any documents delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

     Section 10.5  Fees and Expenses.  (a) Except as provided in Sections
                   -----------------
10.5(b) and (c), whether or not the Merger is consummated, all costs and expenses incurred in connection with this Merger Agreement and the transactions contemplated by this Merger Agreement shall be paid by the party incurring such expenses, provided, however, that (i) the costs and expenses of printing and
          --------  -------
mailing the Proxy Statement and the Registration Statement and all filing and other fees paid to the Commission in connection with the Merger shall be borne equally by Parent and the Company, (ii) Parent shall pay all filing and other fees payable to any Governmental Entity in connection with compliance with the HSR Act, and (iii) notwithstanding anything to the contrary contained in this Merger Agreement, neither Parent nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Merger Agreement.

     (b) Subject to Section 10.5(d) below, the Company shall pay Parent a cash fee of $3,500,000 plus up to an aggregate of $1,500,000 of actual documented out-of-pocket expenses of Parent relating to the transactions contemplated by this Merger Agreement (including, but not limited to, fees and expenses of Parent's counsel, accountants and financial advisors), upon the earliest to occur of the following:

          (i) a Superior Proposal Termination by Parent or the Company where the Company is the party accepting or recommending a Superior Proposal; or

          (ii) the Merger shall not have been approved by the Company's stockholders at the Company Meeting or such meeting shall not have been held or shall have been cancelled, if (x) prior thereto it shall have been publicly announced that any person (other than Parent) shall have proposed or disclosed an intention to propose or that it is considering an Alternative Transaction (other than an Alternative Transaction previously approved by Parent in writing) involving the Company or any of its Significant Subsidiaries and (y) within nine
(9) months following such disapproval or cancellation, the Company shall have entered into a written agreement regarding an Alternative Transaction with such person; or

          (iii) the termination of this Merger Agreement by Parent pursuant to
Section 10.1(f) unless the Company's Board of Directors shall have failed to recommend or shall have withdrawn or modified its recommendation due to a material adverse change respecting Parent which would entitle the Company not to consummate the transactions contemplated hereby under Section 9.2(e).

     (c) Subject to Section 10.5(d) below, Parent shall pay the Company a cash fee of $3,500,000 plus up to an aggregate of $1,500,000 of actual documented out-of-pocket expenses of the Company relating to the transactions contemplated by this Merger Agreement (including, but not limited to, fees and expenses of the Company's counsel, accountants and financial advisors), upon the earliest to occur of the following:

          (i) a Superior Proposal Termination by Parent or the Company where Parent is the party accepting or recommending a Superior Proposal; or

          (ii) the Parent Share Proposal shall not have been approved by Parent's stockholders at the Parent Meeting or such meeting shall not have been held or shall have been cancelled, if (x) prior thereto it shall have been publicly announced that any person (other than the Company) shall have proposed or disclosed an intention to propose or that it is considering an Alternative Transaction (other than an Alternative Transaction previously approved by the Company in writing) involving Parent or any of its Significant Subsidiaries and
(y) within nine (9) months following such disapproval or cancellation, Parent shall have entered into a written agreement regarding an Alternative Transaction with such person; or

          (iii) the termination of this Merger Agreement by the Company pursuant to Section 10.1(f) unless Parent's Board of Directors shall have failed to recommend or shall have withdrawn or modified its recommendation due to a material adverse change respecting the Company which would entitle Parent not to consummate the transactions contemplated hereby under Section 9.3(c).

As used herein, the term "Alternative Transaction" shall mean either (w) a
                          -----------------------
transaction pursuant to which any person (or group of persons) other than the parties hereto or their current affiliates (a "Third Party") acquires securities representing more than twenty percent (20%) of the outstanding voting power of the Company or Parent, as the case may be, whether from the issuer or pursuant to a tender offer or exchange offer or otherwise, (x) a merger or other business combination involving the Company or Parent, as the case may be, pursuant to which any Third Party or Third Parties acquire(s) securities representing more than twenty percent (20%) of the outstanding voting power of the Company or Parent, as the case may be, or the entity surviving such merger or business combination, (y) any other transaction except for transactions described in
Section 7.1 of the Company Disclosure Schedule or the Parent Disclosure Schedule, as the case may be, pursuant to which a Third Party acquires control of assets (including equity securities of subsidiaries) of the Company or Parent, as the case may be, or any of their respective subsidiaries having a fair market value equal to or greater than twenty percent (20%) of the total consolidated assets of the Company or Parent, as the case may be, and their respective subsidiaries, taken as a whole, calculated immediately prior to such transaction or (z) in the case of Parent, the acquisition by Parent (except for transactions described in Section
7.1 of the Parent Disclosure Schedule) of the assets or stock of any other business with a fair market value equal to or greater than twenty percent (20%) of the total consolidated assets of Parent and its subsidiaries, taken as a whole, calculated immediately prior to any such acquisition.

     (d) Payment of the amounts described in Sections 10.5(b), (c) or (e) shall not be in lieu of damages incurred in the event of breach of this Merger Agreement.

     (e) Upon the termination of this Merger Agreement by Parent or the Company, as the case may be, pursuant to Section 10.1(d) as a result of a material breach by the other party of this Merger Agreement, such other party shall pay Parent or the Company, as the case may be, the actual, documented and reasonable out-of-pocket expenses of the other party relating to the transactions contemplated by this Merger Agreement (including, but not limited to, fees and expenses of such other party's counsel, accountants and financial advisors).

     (f) The fees and expenses payable pursuant to paragraphs (b), (c) and (e) above shall be paid within five business days after the first to occur of the events described in paragraphs (b), (c) and (e) above.


                                   ARTICLE XI

                               GENERAL PROVISIONS

     Section 11.1  Non-Survival of Representations, Warranties and Agreements.
                   ----------------------------------------------------------
No representations, warranties or agreements in this Merger Agreement shall survive the Merger, except for the agreements contained in Sections 3.1 (conversion of shares), 3.2 (exchange of certificates), 3.3 (dividends, transfer taxes), 3.4 (fractional shares), 3.5 (Board, Executive Committee), 3.7 (transfer books), 8,6 (employee arrangements), 8.7 (indemnification), 8.9 (additional agreements), the last sentence of 10.3 (amendment), 10.5 (fees and expenses) and
Article XI (general).

     Section 11.2  Notices.  All notices or other communications under this
                   -------
Merger Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telegram, telex or other standard form of telecommunications, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          If to the Company:

          Boomtown, Inc.
          P.O. Box 399
          Verdi, Nevada 89439-0399
          Attention:  Mr. Timothy J. Parrott
          Telecopy No.: (702) 345-2327

          With a copy to:

          Wilson Sonsini Goodrich & Rosati, P.C.
          650 Page Mill Road
          Palo Alto, California 94304-1050
          Attention: John V. Roos, Esq.
          Telecopy: (415) 493-6811

          If to Parent or Sub:

          Hollywood Park, Inc.
          1050 South Prairie Avenue
          Inglewood, California 90301
          Attention:  Mr. R.D. Hubbard
          Telecopy No.: (310) 671-4460

          With a copy to:

          Irell & Manella LLP
          1800 Avenue of the Stars, Suite 900
          Los Angeles, California 90067-4276
          Attention: Alvin G. Segel, Esq.
          Telecopy No.: (310) 203-7199

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section.

     Section 11.3  Publicity.  Neither Parent nor the Company shall, or shall
                   ---------
permit any of its respective subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Merger Agreement without the prior consent of the other party, which consent shall not be unreasonably withheld, except as may be required by law or by obligations pursuant to any listing agreement with any national securities exchange or the NASDAQ National Market System. The commencement of litigation relating to this Merger Agreement or the transactions contemplated hereby or any proceedings in connection therewith shall not be deemed a violation of this
Section 11.3.

     Section 11.4  Specific Performance.  The parties hereto agree that
                   --------------------
irreparable damage would occur in the event that any of the provisions of this Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Merger Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 11.5  Interpretation.  When a reference is made in this Merger
                   --------------
Agreement to subsidiaries of Parent or the Company, the word "subsidiaries" means corporations, partnerships, joint ventures, associations, trusts, unincorporated organizations, limited liability companies or other entities, 50% or more of the outstanding voting securities or interests of which (or the right to select a majority of the Board of Directors or other governing body), or, if there are no such voting securities or interests, 50% or more of the equity interests of which, are directly or indirectly owned by Parent or the Company, as the case may be. Notwithstanding the foregoing, with respect to the Company, Indiana Ventures, LLC shall be deemed to be a subsidiary of the Company. The headings contained in this Merger Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Merger Agreement.

     Section 11.6  Miscellaneous.  This Merger Agreement (including the
                   -------------
documents and instruments referred to herein (a) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof (other than as provided in the Confidentiality Agreement, as the same may be amended) including without limitation the Letter of Intent dated March 19, 1996 between Parent and the Company; and (b) shall not be assigned by operation of law or otherwise, except that Sub shall have the right to assign to Parent or any direct wholly owned subsidiary of Parent any and all rights and obligations of Sub under this Merger Agreement. This Merger Agreement may be executed in two or more counterparts which together shall constitute a single agreement.

     Section 11.7  Governing Law.  This Merger Agreement shall be governed and
                   -------------
construed in accordance with the laws of the State of Delaware, without regard to any applicable principles of conflicts of law.

     Section 11.8  Parties in Interest.  This Merger Agreement shall be binding
                   -------------------
upon and inure solely to the benefit of each party hereto, and nothing in this Merger Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Merger Agreement except that (i) the officers, directors and employees of the Company are intended beneficiaries of the covenants and agreements set forth in Section 8.7, (ii) the holders of Company Stock Options are the intended beneficiaries of the covenants set forth in Section 8.6(b) and (c) and (iii) the employees and consultants of the Company are the intended beneficiaries of the covenants and agreements set forth in Section 8.6(a).

     Section 11.9  No Control of the Company By Parent Under Company Gaming
                   --------------------------------------------------------
Laws. Notwithstanding any provision contained in this Merger Agreement, Parent shall not have the power to, directly or indirectly, to direct or cause the direction of the management and policies of the Company until Parent receives all Requisite Regulatory Approvals under Company Gaming Laws to acquire control of the Company pursuant to the terms of this Merger Agreement. To the extent that any provision contained in this Merger Agreement would purport to give Parent such power prior to the receipt of all such Requisite Regulatory Approvals, such provision shall be deemed amended to the extent necessary, but only to the extent necessary, so as not to give Parent such power.

     Section 11.10  Approval of the Company or Parent.  In each instance where
                    ---------------------------------
this Merger Agreement requires or contemplates the consent, approval, waiver or action of the Company or Parent, as the case may be, such consent, approval, waiver or action shall be deemed given or taken, if given or taken by the Chief Executive Officer of such party, unless expressly provided otherwise or as otherwise required by applicable law or the Certificate of Incorporation or Bylaws of such party.

     Section 11.11  Severability.  In case any one or more of the provisions
                    ------------
contained in this Merger Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, and such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Merger Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

                     [THE NEXT PAGE IS THE SIGNATURE PAGE]

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Merger Agreement to be signed by their respective officers thereunder duly authorized all as of the date first written above.

                         HOLLYWOOD PARK, INC.


                         By:  /s/ R.D. Hubbard
                             --------------------------
                              R.D. Hubbard
                              Chairman of the Board and
                              Chief Executive Officer


                         HP ACQUISITION, INC.


                         By:  /s/ R.D. Hubbard
                             ---------------------------
                              R.D. Hubbard
                              President


                         BOOMTOWN, INC.


                         By:  /s/ Timothy J. Parrott
                             ---------------------------
                              Timothy J. Parrott
                              Chairman of the Board and
                              Chief Executive Officer

                                                                     EXHIBIT 2.1
                                                                     -----------

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                                BOOMTOWN, INC.


          Boomtown, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify:

          11.12 The name of the Corporation is Boomtown, Inc. Boomtown, Inc. was originally incorporated under the name Boomtown Holding Corporation, and the original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on June 19, 1987.

          11.13 Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Amended and Restated Certificate restates, integrates and further amends the provisions of the Corporation's Certificate of Incorporation.

          11.14 The text of the Amended and Restated Certificate of Incorporation as heretofore amended or supplemented is restated and further amended to read as follows:

                                 ARTICLE FIRST
                                 -------------

          The name of the Corporation is Boomtown, Inc.

                                 ARTICLE SECOND
                                 --------------

          The address of the Corporation's registered office in the State of Delaware is 1209 Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                 ARTICLE THIRD
                                 -------------

          The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

                                 ARTICLE FOURTH
                                 --------------

          4.1.  AUTHORIZED SHARES.  The Corporation is authorized to issue one
                -----------------
class of shares to be designated Common Stock. The total number of shares of Common Stock the Corporation shall have authority to issue is Eleven Million (11,000,000), with par value of $.01 per share.

   4.2.   COMMON STOCK
          ------------

          1.  Voting Rights.  Except as otherwise required by law or expressly
              -------------
provided herein, each share of Common Stock shall entitle the holder thereof to one vote on each matter submitted to a vote of the stockholders of the Corporation.

          2.  Dividend Rights.  Subject to provisions of law, the holders of
              ---------------
Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the board of directors of the Corporation.

          3.  Liquidation Rights.  In the event of any liquidation, dissolution
              ------------------
or winding up of the Corporation, whether voluntary or involuntary after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation.

                                 ARTICLE FIFTH
                                 -------------

          The Corporation is to have perpetual existence.

                                 ARTICLE SIXTH
                                 -------------

          In furtherance and not in limitation of the powers conferred by statute, the board of Directors of the Corporation is expressly authorized to make the Bylaws of the Corporation and, to the extent permitted therein, to alter or repeal such Bylaws.

                                ARTICLE SEVENTH
                                ---------------

          Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

                                 ARTICLE EIGHTH
                                 --------------

          To the fullest extent permitted by Delaware General Corporation Law as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. This ARTICLE EIGHTH shall not be
                                              --------------
amended, repealed or otherwise modified, for a period of six years from the effective date of the merger of HP Acquisition, Inc., a Delaware corporation, with and into the Corporation, in any manner that would adversely affect any rights of indemnification of persons covered hereby on such effective date. Any repeal or modification of this ARTICLE EIGHTH shall not adversely affect any
                               --------------
right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                 ARTICLE NINTH
                                 -------------

          Except as expressly provided herein, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders are granted subject to this reservation.

          IN WITNESS WHEREOF, Boomtown, Inc. has caused this Amended and Restated Certificate of Incorporation to be signed by Timothy J. Parrott, its Chairman of the Board, and attested by ______________, its Secretary, this ______ day of ______________, 1996.

                               BOOMTOWN, INC.


                               _______________________________
                               Timothy J. Parrott,
                               Chairman of the Board


ATTEST:


___________________________
[name]
Secretary

                                                                     EXHIBIT 3.5
                                                                     -----------


             AMENDMENTS TO AMENDED BY-LAWS OF HOLLYWOOD PARK, INC.
             -----------------------------------------------------


     SECTION 3.2 of these by-laws shall be amended to read in its entirety as follows:

          SECTION 3.2  NUMBER, CLASSIFICATION, QUALIFICATION AND TERM OF OFFICE.
                       --------------------------------------------------------

          (a) The number of directors which shall constitute the whole board shall be not less than three (3) nor more than seventeen (17). Within the limits above specified, and subject to paragraph (b) below, the number of directors shall be determined by resolution of the Board of Directors or by the stockholders at the annual meeting. The directors shall be elected for a term expiring at the next annual meeting or thereafter when their successors are elected and qualified.

          So long as any shares of the Corporation's $70 Convertible Preferred Stock (the "Preferred Stock") are outstanding, two (2) directorships on the Board of Directors shall remain vacant to be filled by the holders of record of the Preferred Stock subject to and in the manner provided by the Certificate of Designation creating such series.

          (b) Upon the effectiveness of the merger (the "Merger") of HP Acquisition, Inc., a Delaware corporation, with and into Boomtown, Inc., a Delaware corporation ("Boomtown"), the total number of persons serving on the Board of Directors of the Corporation shall be 11, seven of whom shall be Parent Directors and four of whom shall be Boomtown Directors (as such terms are defined below). The persons to serve on the Board of Directors of the Corporation who are "Parent Directors" shall be selected solely by and at the absolute discretion of the Board of Directors of the Corporation from among persons who are members of the Board of Directors of the Corporation prior to the effective date of the Merger. The persons to serve on the Board of Directors of the Corporation who are "Boomtown Directors" shall be selected solely by and at the absolute discretion of the Board of Directors of Boomtown from among persons who were members of the Board of Directors of Boomtown prior to the effective date of the Merger. For a period of three years from the effective date of the Merger, the number of members of the Corporation's Board of Directors shall not be greater than 11 members (plus up to two representatives of the holders of the Preferred Stock to the extent they exercise their right to elect up to two additional directors to the Corporation's Board of Directors ("Preferred Directors")) unless otherwise approved by a majority of the Boomtown Directors then on the Corporation's Board of Directors (provided
                                                                      --------
     that such approval of

     Boomtown Directors shall not be required in the case of an increase, which is divisible by three, in the number of persons serving on the Corporation's Board of Directors where one Boomtown Director (selected by a majority of the Boomtown Directors then on the Corporation's Board of Directors) is added for every two Parent Directors added). Any Preferred Director shall not be considered to be either a Boomtown Director or a Parent Director. The Corporation shall cause the Board of Directors of the Corporation and any nominating committee thereof to take such steps as are necessary to nominate the initial Boomtown Directors (or their replacement, which replacement shall be selected by a majority of the Boomtown Directors then on the Corporation's Board of Directors) for re-election at the first three annual stockholders meetings following the effective date of the Merger.

          This Section 3.2(b) may not be amended for a period of three years from the effective date of the Merger without the approval of a majority of Boomtown Directors then on the Corporation's Board of Directors.


    SECTION 5.3 of these by-laws shall be amended to read in its entirety as follows:

          SECTION 5.3  STANDING EXECUTIVE COMMITTEE.  The Board of Directors
                       ----------------------------
     shall appoint at least three (3) members of the Board to comprise an Executive Committee. The Executive Committee shall have and exercise all the powers and authority of the full Board of Directors in the management of the business and affairs of the Corporation to the fullest extent authorized by the Delaware General Corporation Law, and these by-laws, including the power and authority to declare a dividend, to authorize the issuance of stock and to adopt a certificate of ownership and merger pursuant to Section 253 of the Delaware General Corporation Law.

          For a period of three years after the effective date of the Merger, the Executive Committee of the Corporation's Board of Directors will consist of six members, comprised of four Parent Directors (the "Parent Committee Members") and two Boomtown Directors (the "Boomtown Committee Members"); provided that if one of the initial Parent Committee Members ceases to be a member of the Executive Committee for any reason or for no reason, the Executive Committee will consist of five members, comprised of three Parent Committee Members and two Boomtown Committee Members. The number of members of the Executive Committee shall not be greater than six members (or five members if one of the initial Parent Committee Members ceases to be a member of the Executive Committee) at any time during such three year period without the consent of the majority of the Boomtown Committee

     Members. The initial Boomtown Committee Members will be Timothy J. Parrott and Richard J. Goeglein. If either Messrs. Parrott or Goeglein shall be unavailable to serve, any replacement Boomtown Committee Members shall be selected by a majority of the Boomtown Directors then on the Corporation's Board of Directors. The initial Parent Committee Members shall be R.D. Hubbard and three other Parent Directors selected by a majority of the Parent Directors then on the Corporation's Board of Directors. Subject to the proviso set forth in the first sentence of this paragraph, if either Mr. Hubbard or one or more of such other initial Parent Committee Members shall be unavailable to serve, any replacement Parent Committee Member shall be selected by a majority of the Parent Directors then on the Corporation's Board of Directors. Notice of meetings of the Executive Committee shall state the place, date and hour of the meeting and shall be given to each member of the Executive Committee personally, by mail, courier, telephone, telecopy or telegram on not less than twenty-four (24) hours' notice. Members of the Executive Committee may participate in such meetings by means of conference telephone. Meetings of the Executive Committee may be held without notice if all the members thereof are present or if all those not present waive such notice in writing whether before or after the meeting.

          This Section 5.3 may not be amended for a period of three years from the effective date of the Merger without the approval of a majority of Boomtown Directors then on the Corporation's Board of Directors.

                                                                  EXHIBIT 8.4(A)
                                                                  --------------

                              AFFILIATE AGREEMENT
                              -------------------

     This Affiliate Agreement (this "AGREEMENT") is made and entered into as of ___________, 1996, between Hollywood Park, Inc., a Delaware corporation ("PARENT"), and the undersigned affiliate ("AFFILIATE") of Boomtown, Inc., a Delaware corporation (the "Company").

                                    RECITALS
                                    --------

     11.15 The Company, Parent and HP Acquisition, Inc. ("SUB"), have entered into an Agreement and Plan of Merger dated as of April __, 1996 (the "MERGER AGREEMENT") which provides for the merger (the "MERGER") of Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company will convert into common stock, $.10 par value, of Parent ("PARENT STOCK").

     11.16 Affiliate is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")) of such number of shares of the outstanding Common Stock, $0.01 par value per share, of the Company ("COMPANY STOCK") as is indicated on the final page of this Agreement. Affiliate may also acquire additional shares of Company Stock prior to the Merger pursuant to exercise of some or all of the rights or options held by Affiliate as also listed on the last page of this Agreement.

     11.17 Affiliate understands that the representations, warranties and agreements set forth herein will be relied upon by Parent, the Company and their respective counsel.

     11.18 Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

     NOW THEREFORE, the parties agree as follows:

     1.   RULE 145.  Affiliate understands and agrees that Affiliate may be
          --------
deemed to be an "affiliate" of the Company within the meaning of Rule 145 ("RULE 145") promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "SECURITIES ACT"), although nothing contained herein should be construed as an admission of such fact.

     2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF AFFILIATE.  Affiliate
          ------------------------------------------------------
represents, warrants and covenants as follows:

          (a) Affiliate has full power and authority to execute this Agreement, to make the representations, warranties and covenants herein contained and to perform Affiliate's obligations hereunder.

          (b) Set forth below the signatures below is the number of shares of Company Stock owned by Affiliate, including all Company Stock as to which Affiliate has sole or shared voting or investment power, and all rights, options and warrants to acquire Company Stock owned or held by Affiliate.

          (c) Affiliate has carefully read this Agreement and the Merger Agreement and discussed its requirements and other applicable limitations upon its ability to sell, transfer or otherwise dispose of Parent Stock, to the extent Affiliate felt necessary, with its counsel or counsel for the Company.

          (d) Affiliate will not sell, transfer, exchange, pledge or otherwise dispose of or make any offer or agreement relating to any of the foregoing with respect to, any shares of Parent Stock that Affiliate may acquire in connection with the Merger (all such shares being collectively referred to herein as the "RESTRICTED SECURITIES"), unless: (i) such proposed sale, transfer or other disposition is permitted pursuant to, and is made in compliance with, Rule 145 under the Securities Act; (ii) counsel representing Affiliate, which counsel is reasonably satisfactory to Parent, shall have advised Parent in a written opinion letter satisfactory to Parent and Parent's legal counsel, and upon which Parent and its legal counsel may rely, that no registration under the Securities Act would be required in connection with the proposed sale, transfer or other disposition; (iii) a registration statement under the Securities Act covering the Parent Stock proposed to be sold, transferred or otherwise disposed of, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act; or (iv) an authorized representative of the SEC shall have rendered written advice to Affiliate (sought by Affiliate or counsel to Affiliate, with a copy thereof and all other related communications delivered to Parent) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take any action, with respect to the proposed disposition if consummated.

     3.   RULES 144 AND 145; NO REGISTRATION OBLIGATION.  From and after the
          ---------------------------------------------
Effective Date of the Merger and for so long as is necessary in order to permit Affiliate to sell the Parent Stock held by Affiliate pursuant to Rule 145 and, to the extent applicable, Rule 144 under the Securities Act, Parent will use its best efforts to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, referred to in paragraph (c)(1) of Rule 144 under the Securities Act, in order to permit Affiliate to sell the Restricted Securities held by it pursuant to the terms and conditions of Rule 145 and the applicable provisions of Rule 144. Nothing in this Agreement shall be construed to obligate Parent to register the sale, transfer or other disposition of Parent Stock by Affiliate or on its behalf under the Act or, except as set forth above, to take any other action necessary in order to make compliance with an exemption from such registration available.

     4.   LIMITED RESALES.  Affiliate understands that, in addition to the
          ---------------
restrictions imposed under Section 2 of this Agreement, the provisions of Rule 145 limit Affiliate's public resales of Restricted Securities, in the manner set forth in subsections (a), (b) and (c) below:

          (a) Unless and until the restriction "cut-off" provisions of Rule 145(d)(2) or Rule 145(d)(3) set forth below become available, public resales of Restricted Securities may only be made by Affiliate in compliance with the requirements of Rule 145(d)(1). Rule 145(d)(1) permits such resales only if each of the following conditions is then met: (i) Parent meets the public information requirements of Rule 144(c); (ii) such sale is made in broker's transactions or in transactions with a market maker; and (iii) the aggregate number of Restricted Securities sold at any time together with all other sales of restricted Parent Stock sold for Affiliate's account during the preceding three-month period does not exceed the greater of (A) 1% of the Parent Stock outstanding and (B) the average weekly volume of trading in Parent Stock on all national securities exchanges, or reported through the automated quotation system of a registered securities association, during the four calendar weeks preceding the date of receipt of the order to execute the sale.

          (b) Affiliate may make unrestricted sales of Restricted Securities pursuant to Rule 145(d)(2) if each of the following conditions is met: (i) Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least two years after the Effective Date of the Merger; (ii) Affiliate is not an affiliate of Parent; and
(iii) Parent meets the public information requirements of Rule 144(c).

          (c) Affiliate may make unrestricted resales of Restricted Securities pursuant to Rule 145(d)(3) if Affiliate has beneficially owned (within the meaning of Rule 144(d) under the Securities Act) the Restricted Securities for at least three years and is not, and has not been for at least three months, an affiliate of Parent.

     5.   LEGENDS.  Affiliate also understands and agrees that a legend will be
          -------
placed on the certificate evidencing the Restricted Securities stating in substance:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND IN ACCORDANCE WITH THE TERMS OF AN AFFILIATE AGREEMENT DATED ________, 1996, BETWEEN THE REGISTERED HOLDER HEREOF AND THE COMPANY, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY."

     Parent agrees to remove promptly such stop transfer instructions and legend upon any sale of Restricted Securities made by Affiliate which has been registered under the Act or is a sale made in conformity with the provisions of Rule 145. Unless the transfer by Affiliate of its Restricted Securities has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, Parent reserves the right to put the following legend on the certificates issued to any transferee of
Affiliate:

     "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND WERE ACQUIRED FROM A PERSON WHO RECEIVED SUCH SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933 APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED, SOLD, PLEDGED, EXCHANGED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933."

     6.   RULE 145 LETTER.  For purposes of this Agreement, Parent will treat a
          ---------------
sale of Restricted Securities by Affiliate as complying with Rule 145(d) upon receipt by Parent of a broker's letter and a letter from Affiliate with respect to that sale stating that each of the of Rule 145(d)(1) has been met or in inapplicable by virtue of Rule 145(d)(2) or Rule 145(d)(3); provided, however, that Parent has no reasonable basis to believe that such sales were not made in compliance with such provisions of Rule 145(d).

     7.   TERMINATION.  This Agreement shall be terminated and shall be of no
          -----------
further force and effect upon the termination of the Merger Agreement pursuant to Article X of the Merger Agreement.

     8.   COUNTERPARTS.  This Agreement shall be executed in one or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     9.   BINDING AGREEMENT.  This Agreement will inure to the benefit of and be
          -----------------
binding upon and enforceable against the parties and their successors and assigns, including administrators, executors, representatives, heirs, legatees and devisees of Affiliate and pledgees holding Restricted Securities as collateral.

     10.  WAIVER.  No waiver by any party hereto of any condition or of any
          ------
breach of any provision of this Agreement shall be effective unless in writing and signed by each party hereto.

     11.  GOVERNING LAW.  This Agreement shall be governed by and construed,
          -------------
interpreted and enforced in accordance with the laws of the State of Delaware.

     12.  ATTORNEYS' FEES.  In the event of any legal actions or proceeding to
          ---------------
enforce of interpret the provisions hereof, the prevailing party shall be entitled to reasonable attorney's fees, whether or not the proceeding results in a final judgment.

     13.  EFFECT OF HEADINGS.  The Section headings herein are for convenience
          ------------------
only and shall not affect the construction or interpretation of this Agreement.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed on the day and year first above written.


HOLLYWOOD PARK, INC.                AFFILIATE


By:______________________________       By:___________________________________

Title:___________________________       Affiliate's Address for Notice:

                                        _______________________________________

                                        _______________________________________

                                        _______________________________________



                                    Company Common Stock beneficially owned or otherwise purchasable:

                                    (i)  _______ shares of Company Common Stock;

                                    (iii)  _______ shares purchasable upon
                                         exercise of options to purchase Company
                                         Common Stock (whether or not vested)

                                                               EXHIBIT 8.4(b)(i)
                                                               -----------------

                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement"), dated as of April 23, 1996, is entered into by and among Hollywood Park, Inc., a Delaware corporation ("Parent"), on the one hand, and Timothy J. Parrott, in his capacity as a stockholder ("Stockholder") of Boomtown, Inc., a Delaware corporation (the "Company"), on the other hand.

     WHEREAS, concurrently herewith, Parent, HP Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

     WHEREAS, Stockholder is as of the date hereof the beneficial owner of the number of shares of Company Common Stock (collectively, the "Proxy Shares") set forth on Schedule 1 to this Agreement;

     WHEREAS, approval and adoption of the Merger Agreement by the Company's stockholders is a condition to the consummation of the Merger;

     WHEREAS, as a condition to its entering into the Merger Agreement, Parent has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement; and

     WHEREAS, the Board of Directors of the Company has approved the Merger Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 14.  Agreement to Vote Shares.  At every meeting of the
                  ------------------------
stockholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of the Company with respect to any of the following, Stockholder shall vote the Proxy Shares: (i) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger and (ii) against approval or adoption of any proposal made in opposition to or which would prevent the consummation of the Merger (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Subject to the provisions of Section 5 below, Stockholder agrees to use his reasonable best efforts to cause the stockholders of the Company to approve and adopt the Merger and the Merger Agreement and Stockholder shall not, directly or indirectly, solicit or encourage any Acquisition Proposal concerning the Company from any other party. Stockholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the Proxy (as defined herein).

     Section 15.  Irrevocable Proxy.  Concurrently with the execution of this
                  -----------------
Agreement, Stockholder agrees to deliver to Parent a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest
          ---------
extent provided by law, with the total number of shares of capital stock of the Company beneficially owned by the Stockholder set forth therein.

     Section 16.  Representations and Warranties of Stockholder.  Stockholder
                  ---------------------------------------------
hereby represents and warrants to Parent that:

          a. This Agreement has been duly executed and delivered by Stockholder and is the legal, valid and binding obligation of Stockholder.

          b. No consent of any court, governmental authority, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by Stockholder.

          c. The Proxy Shares of Stockholder have been duly authorized and validly issued, and are fully paid and nonassessable. The Proxy Shares are owned by Stockholder free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than this Agreement.

     Section 17.  Covenants of the Holder.  Stockholder hereby agrees and
                  -----------------------
covenants that:

          a.  Prior to the Termination Date and subject to the provisions of
     Section 5 below, he will not, and will not permit any entity under his control, to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would prevent the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by written consent of the Company's stockholders with respect to an Opposing Proposal; or (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal.

          b. Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Proxy Shares or make any offer or agreement relating thereto at any time prior to the earlier of the termination of this Agreement pursuant to the terms hereof or the approval and adoption by the Company's stockholders of the Merger Agreement and the Merger, unless the proposed transferee or assignee of the Proxy Shares has executed and delivered to Parent a Voting Agreement and Irrevocable Proxy substantially identical to this Agreement and the attached Proxy.

          c. Stockholder agrees that any shares of capital stock of the Company (including Company Common Stock) that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to the terms hereof shall be considered "Proxy Shares" and subject to each of the terms and conditions of this Agreement.

     Section 18.  Limitation on Voting Power.  It is expressly understood and
                  --------------------------
acknowledged by the parties hereto that nothing contained herein is intended to restrict the Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director of the Company with respect to any matter.

     Section 19.  Adjustment Upon Changes in Capitalization.  In the event of
                  -----------------------------------------
any change in the Company Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Proxy Shares shall be adjusted appropriately.

     Section 20.  Assignment.  The rights of Parent hereunder may be assigned,
                  ----------
in whole or in part, to Sub or any direct or indirect wholly owned subsidiary of Parent. Other than as permitted in the foregoing sentence, this Agreement shall not be assignable by any party hereto without the prior written consent of the other parties.

     Section 21.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by facsimile, or registered or certified mail, postage prepaid, addressed to the respective parties as follows:

     If to Stockholder:

               Timothy J. Parrott
               Boomtown, Inc.
               P.O. Box 399
               Verdi, Nevada  89439-0399
               Telecopier No.

     with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California  94304-1050
               Attention:  John V. Roos, Esq.
               Telecopier No. (415) 496-4006

     If to Parent or Sub:

               Hollywood Park, Inc.
               1050 South Prairie Avenue
               Inglewood, California  90301
               Attention:  R.D. Hubbard

     with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California  90067
               Attention:  Alvin G. Segel, Esq.
               Telecopier No. (310) 203-7199

or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     Section 22.  Specific Performance.  The parties hereto agree that
                  --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 23.  Amendment.  This Agreement may not be amended, except by an
                  ---------
instrument in writing signed on behalf of each of the parties hereto.

     Section 24.  Governing Law.  This Agreement and all disputes hereunder
                  -------------
shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.

     Section 25.  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 26.  Termination.  This Agreement shall terminate on the earlier of
                  -----------
(the "Termination Date") (i) the Effective Date (as such term is defined in the Merger Agreement), (ii) at any time upon written notice by Parent to Stockholder terminating this Agreement, (iii) upon the action by the Company's Board of Directors to withdraw or modify or change, in a manner adverse to Parent, its approval or recommendation of the Merger Agreement and the transactions contemplated thereby in the exercise of its fiduciary duties in accordance with
Section 3.6(a) or Section 8.10 of the Merger Agreement, or (iv) the termination of the Merger Agreement in accordance with its terms.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              HOLLYWOOD PARK, INC.



                              By: ____________________________________
                                  Name:
                                  Title:



                              "STOCKHOLDER"



                              _________________________________________
                              Timothy J. Parrott

                                   SCHEDULE 1



                                                   Number of
Stockholder                                           Shares
- -----------                                           ------

Timothy J. Parrott                                    343,001

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned stockholder of Boomtown, Inc., a Delaware corporation (the "Company"), hereby irrevocably appoints Hollywood Park, Inc., a Delaware corporation ("Parent"), the attorney-in-fact and proxy of the undersigned, with full power of substitution, with respect to shares of Common Stock, $.01 par value per share, of the Company owned of record or beneficially by the undersigned (the "Shares") with respect to the matters specified below. Upon the execution hereof, all prior proxies given by the undersigned or its nominee with respect to the Shares are hereby revoked and no subsequent proxies will be given. This Proxy is irrevocable (to the extent permitted under Delaware law), and coupled with an interest and is granted in consideration of the Company and Parent entering into the Agreement and Plan of Merger dated as of April 23, 1996 among Parent, HP Acquisition, Inc. and the Company (the "Merger Agreement").
The attorney and proxy named above will be empowered at any time prior to the earliest of (i) the effectiveness of the Merger as defined in the Merger Agreement, (ii) notice from Parent that Parent elects to terminate this Proxy or
(iii) the termination of the Voting Agreement dated as of April 23, 1996 between Parent and the undersigned in accordance with its terms, to exercise all voting and other rights to the extent specified in the succeeding paragraph. Upon the occurrence of the earliest of the foregoing events described in clauses (i),
(ii), or (iii) above, this Proxy shall expire and be of no further force or effect.

     The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto at any annual, special or other meeting of the holders of capital stock of the Company and any adjournments thereof (including, without limitation, the power to execute and deliver written consents with respect to the Shares) in favor of approval and adoption of the Merger Agreement and the Merger and any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or which would prevent the consummation of the Merger, and may not exercise this Proxy on any other matters. The undersigned stockholder may vote the Shares on all other matters. The undersigned will, upon request, execute and deliver any additional documents deemed by the above-named attorney-in-fact and proxy to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned shall be binding upon the successors and assigns of the undersigned.



                    _____________________________________________
                    Timothy J. Parrott
                    Shares of Company Common Stock Owned: 343,001

                                                              EXHIBIT 8.4(b)(ii)
                                                              ------------------

                                VOTING AGREEMENT

     This VOTING AGREEMENT (this "Agreement"), dated as of April 23, 1996, is entered into by and among Boomtown, Inc., a Delaware corporation (the "Company"), on the one hand, and R.D. Hubbard, in his capacity as a stockholder ("Stockholder") of Hollywood Park, Inc., a Delaware corporation (the "Parent"), on the other hand.

     WHEREAS, concurrently herewith, Parent, HP Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Sub"), and the Company are entering into an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used without definition herein having the meanings ascribed thereto in the Merger Agreement);

     WHEREAS, Stockholder is as of the date hereof the beneficial owner of the number of shares of Parent Common Stock (collectively, the "Proxy Shares") set forth on Schedule 1 to this Agreement;

     WHEREAS, the approval by Parent's stockholders of the issuance of Parent Common Stock pursuant to (a) the Merger, (b) the Company stock options to be assumed by Parent in the Merger and (c) any warrants of the Company or other rights to acquire Company Common Stock which may become exercisable for shares of Parent Common Stock, is a condition to the consummation of the Merger (collectively, the "Share Issuance Proposal");

     WHEREAS, as a condition to its entering into the Merger Agreement, the Company has required that Stockholder agree, and Stockholder has agreed, to enter into this Agreement; and

     WHEREAS, the Board of Directors of Parent has approved the Merger
Agreement.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

     Section 27.  Agreement to Vote Shares.  At every meeting of the
                  ------------------------
stockholders of Parent called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the stockholders of Parent with respect to any of the following, Stockholder shall vote the Proxy Shares: (i) in favor of approval of the Share Issuance Proposal and any matter that could reasonably be expected to facilitate the Merger and
(ii) against approval or adoption of any proposal made in opposition to consummation of the Merger or which would prevent the consummation of the Merger (each of the foregoing is hereinafter referred to as an "Opposing Proposal"). Subject to the provisions of Section 5 below, Stockholder agrees to use his reasonable best efforts to cause the stockholders of Parent to approve the Share Issuance Proposal and Stockholder shall not, directly or indirectly, solicit or encourage any Acquisition Proposal concerning Parent from any other party or any

Alternative Transaction involving Parent. Stockholder agrees not to grant any proxies or enter into any voting agreement or arrangement inconsistent with this Agreement or the Proxy (as defined herein).

     Section 28.  Irrevocable Proxy.  Concurrently with the execution of this
                  -----------------
Agreement, Stockholder agrees to deliver to the Company a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the
                   ---------
fullest extent provided by law, with the total number of shares of capital stock of Parent beneficially owned by the Stockholder set forth therein.

     Section 29.  Representations and Warranties of Stockholder.  Stockholder
                  ---------------------------------------------
hereby represents and warrants to the Company that:

          a. This Agreement has been duly executed and delivered by Stockholder and is the legal, valid and binding obligation of Stockholder.

          b. No consent of any court, governmental authority, beneficiary, co-trustee or other person is necessary for the execution, delivery and performance of this Agreement by Stockholder.

          c. The Proxy Shares of Stockholder have been duly authorized and validly issued, and are fully paid and nonassessable. The Proxy Shares are owned by Stockholder free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than this Agreement.

     Section 30.  Covenants of the Holder.  Stockholder hereby agrees and
                  -----------------------
covenants that:

          a.  Prior to the Termination Date and subject to the provisions of
     Section 5 below, he will not, and will not permit any entity under his control, to: (i) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) with respect to an Opposing Proposal or otherwise encourage or assist any party in taking or planning any action that would prevent the timely consummation of the Merger in accordance with the terms of the Merger Agreement; (ii) initiate a stockholders' vote or action by written consent of Parent's stockholders with respect to an Opposing Proposal; or
     (iii) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of Parent with respect to an Opposing Proposal.

          b. Stockholder agrees not to transfer, sell, exchange, pledge or otherwise dispose of or encumber any of the Proxy Shares or make any offer or agreement relating thereto at any time prior to earlier of the termination of this Agreement pursuant to the terms hereof or the approval of the Share Issuance Proposal by the Parent stockholders, unless the proposed transferee or assignee of the Proxy Shares has executed and delivered to the Company a Voting Agreement and Irrevocable Proxy substantially identical to this Agreement and the attached Proxy.

          c. Stockholder agrees that any shares of capital stock of Parent (including the Parent Common Stock) that Stockholder purchases or with respect to which Stockholder otherwise acquires beneficial ownership after the date of this Agreement and prior to the termination of this Agreement pursuant to the terms hereof shall be considered "Proxy Shares" and subject to each of the terms and conditions of this Agreement.

     Section 31.  Limitation on Voting Power.  It is expressly understood and
                  --------------------------
acknowledged by the parties hereto that nothing contained herein is intended to restrict the Stockholder from voting on any matter, or otherwise from acting, in the Stockholder's capacity as a director of Parent with respect to any matter.

     Section 32.  Adjustment Upon Changes in Capitalization.  In the event of
                  -----------------------------------------
any change in the Parent Common Stock by reason of stock dividends, split-ups, recapitalizations, combinations, exchanges of shares or the like, the number of Proxy Shares shall be adjusted appropriately.

     Section 33.  Assignment.  This Agreement shall not be assignable by any
                  ----------
party hereto without the prior written consent of the other parties.

     Section 34.  Notices.  All notices and other communications hereunder shall
                  -------
be in writing and shall be deemed to have been duly given (and shall be deemed to have been duly received if so given) if personally delivered or sent by facsimile, or registered or certified mail, postage prepaid, addressed to the respective parties as follows:

     If to the Company:

               Boomtown, Inc.
               P.O. Box 399
               Verdi, Nevada  89439-0399
               Attention: Timothy J. Parrott
               Telecopier No.

     with a copy to:

               Wilson Sonsini Goodrich & Rosati, P.C.
               650 Page Mill Road
               Palo Alto, California  94304-1050
               Attention:  John V. Roos, Esq.
               Telecopier No. (415) 496-4006

     If to Stockholder:

               R.D. Hubbard
               Hollywood Park, Inc.
               1050 South Prairie Avenue
               Inglewood, California  90301
               Telecopier No.

     with a copy to:

               Irell & Manella LLP
               1800 Avenue of the Stars, Suite 900
               Los Angeles, California  90067
               Attention:  Alvin G. Segel, Esq.
               Telecopier No. (310) 203-7199

or to such other address as any party may have furnished to the other parties in writing in accordance herewith, except that notices of changes of address shall be effective only upon receipt.

     Section 35.  Specific Performance.  The parties hereto agree that
                  --------------------
irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

     Section 36.  Amendment.  This Agreement may not be amended, except by an
                  ---------
instrument in writing signed on behalf of each of the parties hereto.

     Section 37.  Governing Law.  This Agreement and all disputes hereunder
                  -------------
shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware without regard to principles of conflicts of law.

     Section 38.  Counterparts.  This Agreement may be executed in counterparts,
                  ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

     Section 39.  Termination.  This Agreement shall terminate on the earlier of
                  -----------
(the "Termination Date") (i) the Effective Date (as such term is defined in the Merger Agreement), (ii) at any time upon written notice by the Company to Stockholder terminating this Agreement, (iii) upon the action by Parent's Board of Directors to withdraw or modify or change, in a manner adverse to the Company, its approval or recommendation of the Merger Agreement and the transactions contemplated thereby in the exercise of its fiduciary duties in accordance with Section 3.6(b) or Section 8.10 of the Merger Agreement, or (iv) the termination of the Merger Agreement in accordance with its terms.

          IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

                              BOOMTOWN, INC.



                              By: ____________________________________
                                  Name:
                                  Title:



                              "STOCKHOLDER"



                              _________________________________________
                              R.D. Hubbard

                                   SCHEDULE 1



                                                   Number of
Stockholder                                           Shares
- -----------                                           ------

R.D. Hubbard                                       2,119,840

                                   EXHIBIT A
                                   ---------

                               IRREVOCABLE PROXY

     The undersigned stockholder of Hollywood Park, Inc., a Delaware corporation (the "Parent"), hereby irrevocably appoints Boomtown, Inc., a Delaware corporation (the "Company"), the attorney-in-fact and proxy of the undersigned, with full power of substitution, with respect to shares of Common Stock, $.10 par value per share, of Parent owned of record or beneficially by the undersigned (the "Shares") with respect to the matters specified below. Upon the execution hereof, all prior proxies given by the undersigned or its nominee with respect to the Shares are hereby revoked and no subsequent proxies will be given. This Proxy is irrevocable (to the extent permitted under Delaware law), and coupled with an interest and is granted in consideration of Parent and the Company entering into the Agreement and Plan of Merger dated as of April 23, 1996 among Parent, HP Acquisition, Inc. and the Company (the "Merger Agreement"). The attorney and proxy named above will be empowered at any time prior to the earliest of (i) the effectiveness of the Merger as defined in the Merger Agreement, (ii) notice from the Company that the Company elects to terminate this Proxy or (iii) the termination of the Voting Agreement dated as of April 23, 1996 between the Company and the undersigned in accordance with its terms, to exercise all voting and other rights to the extent specified in the succeeding paragraph. Upon the occurrence of the earliest of the foregoing events described in clauses (i), (ii), or (iii) above, this Proxy shall expire and be of no further force or effect.

     The attorney and proxy named above may only exercise this proxy to vote the Shares subject hereto at any annual, special or other meeting of the holders of capital stock of Parent and any adjournments thereof (including, without limitation, the power to execute and deliver written consents with respect to the Shares) in favor of approval of (x) the issuance of Parent Common Stock pursuant to (a) the Merger, (b) the Company stock options to be assumed by Parent in the Merger and (c) any warrants of the Company or other rights to acquire Company Common Stock which may become exercisable for shares of Parent Common Stock and (y) any matter that could reasonably be expected to facilitate the Merger, and against any proposal made in opposition to or which would prevent the consummation of the Merger, and may not exercise this Proxy on any other matters. The undersigned stockholder may vote the Shares on all other matters. The undersigned will, upon request, execute and deliver any additional documents deemed by the above-named attorney-in-fact and proxy to be necessary or desirable to effect the irrevocable proxy created hereby.

     Any obligation of the undersigned shall be binding upon the successors and assigns of the undersigned.


                    _____________________________________________
                    R.D. Hubbard
                    Shares of Parent Common Stock Owned: 2,119,840